UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ______)
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Filed by a Party other than the Registrant [_]
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[x]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Under Rule 14a-12
EAGLE BULK SHIPPING INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
(203) 276-8100
November 3, 2017
Dear Shareholder:
You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Eagle Bulk Shipping Inc., which will be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036 at 10:00 a.m., local time, on Thursday, December 14, 2017. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.
The actions expected to be taken at the Annual Meeting are described in detail in the Company’s Proxy Statement.
Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, if you have elected to receive your proxy materials by mail, please date, sign and return the proxy card. If you received your proxy materials over the Internet, please vote by Internet or by telephone in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials that you will receive in the mail. If you decide to attend the meeting in person, you will be able to vote in person, even if you have previously submitted a proxy.
I hope that you will attend the meeting, and I look forward to seeing you there.
Sincerely,

/s/ Paul M. Leand, Jr.
Paul M. Leand, Jr.
Chairman of the Board of Directors

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Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
(203) 276-8100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 14, 2017
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (“Eagle Bulk Shipping” or the “Company”), will be held on Thursday, December 14, 2017, at 10:00 a.m., local time, at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036, for the following purposes:

1.	To elect seven Directors to the Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2017;

3.	To recommend, on a non-binding basis, the frequency of future advisory votes on named executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
As of the date of this proxy statement, the Company has received no notice of any matters, other than those set forth above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the proxy card or their duly constituted substitutes acting at the Annual Meeting or at any adjournment or postponement of the Annual Meeting will be deemed authorized to vote the shares represented by proxy or otherwise act on such matters in accordance with their judgment.
The close of business on October 25, 2017 has been fixed as the record date for determining those shareholders entitled to vote at the Annual Meeting (the “Record Date”). Only shareholders of record as of the Record Date will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. A list of such shareholders will be available at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on December 14, 2017:
The proxy statement and 2016 Annual Report are available on the Internet at
http://materials.proxyvote.com/Y2187A.

Whether or not you expect to attend the Annual Meeting in person, and no matter how many shares you own, please vote your shares as promptly as possible. Submitting a proxy now will help assure a quorum.
If you plan to attend in person, please arrive at least 30 minutes before the meeting begins in order to check in with security, where you will be asked to present valid picture identification such as a driver’s license or passport. In addition, if your shares are held in the name of your broker, trustee or other nominee and you wish to attend the Annual Meeting, you must bring an account statement or letter from the broker, trustee or other nominee indicating that you were the owner of the shares as of the Record Date.
By Order of the Board of Directors,

/s/ Frank De Costanzo
Frank De Costanzo
Chief Financial Officer and Secretary

Stamford, Connecticut
November 3, 2017

Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
(203) 276-8100
__________________
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 14, 2017
__________________
This proxy statement is furnished to shareholders of Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (“Eagle Bulk Shipping” or the “Company”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Eagle Bulk Shipping (each a “Director” and collectively the “Board of Directors”) for use in voting at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036, on Thursday, December 14, 2017, at 10:00 a.m., local time, and at any adjournment or postponement thereof.
If you plan to attend in person, please arrive at least 30 minutes before the meeting begins in order to check in with security, where you will be asked to present valid picture identification such as a driver’s license or passport. In addition, if your shares are held in the name of your broker, trustee or other nominee and you wish to attend the Annual Meeting, you must bring an account statement or letter from the broker, trustee or other nominee indicating that you were the owner of the shares as of the record date for determining those shareholders entitled to vote at the Annual Meeting..
This proxy statement is first available to shareholders at http://materials.proxyvote.com/Y2187A on or about November 3, 2017.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1

PROPOSAL NO. 1: ELECTION OF DIRECTORS	6
Nominee Information	6
Recommendation of the Board of Directors	9

CORPORATE GOVERNANCE	10

Meetings of the Board of Directors	10
Director Independence	10
Director Terms	10
Committees of the Board of Directors	10
Nomination of Directors	11
Code of Ethics	12
Communications with the Board of Directors	12
Board of Directors Leadership Structure	12
The Role of the Board of Directors in Risk Oversight	13
Executive Sessions	13

EXECUTIVE OFFICERS	13

COMPENSATION DISCUSSION & ANALYSIS	15

Introduction	15
Compensation Objectives and Philosophy	15
How Our Compensation Decisions Are Made	15
Elements of the Company’s Executive Compensation Program	17

COMPENSATION COMMITTEE REPORT	22

2016 SUMMARY COMPENSATION TABLE	23

2016 Grants of Plan-Based Awards	25
Outstanding Equity Awards at Fiscal Year End 2016	26
Option Exercises and Stock Vested for Fiscal 2016	28
Employment Agreements with the Executive Officers	28
Retirement Benefits	28
Long-Term Equity Incentives	29
Potential Payments Upon Termination or Change in Control	29

i

2016 DIRECTOR COMPENSATION TABLE	31

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32

Beneficial Ownership of Common Stock	33

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34

Related Person Transaction Approval Policy	34

REPORT OF THE AUDIT COMMITTEE	37

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38

Change in Independent Registered Public Accounting Firm	38
Fees to Independent Registered Public Accounting Firm	39
Pre-Approval Policy for Services Performed by Independent Auditor	39

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41

Recommendation of the Board of Directors	41

PROPOSAL NO. 3: FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION	42

Background of the Proposal	42
Frequency Vote on Say-on-Pay	42
Recommendation of the Board of Directors	43

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS	44

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS	44

OTHER MATTERS	45

ii

Effective as of the opening of trading on August 5, 2016, the Company completed a 1 for 20 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), as previously approved by our Board of Directors and our shareholders. No fractional shares were issued in connection with the Reverse Stock Split, and shareholders who would have received a fractional share of Common Stock in connection with the Reverse Stock Split instead received a cash payment in lieu of such fractional share. All references to Common Stock contained in this proxy statement have been retrospectively adjusted to reflect the Reverse Stock Split unless explicitly stated otherwise.

iii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. We believe that by electing to provide access to our proxy materials over the Internet, we will reduce the amount of natural resources used in connection with the distribution of our proxy materials and our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive by mail a printed set of the proxy materials, at no charge. Shareholders who have already requested to receive paper copies of our proxy materials will receive a full set of our proxy materials, including our proxy card, in the mail and will not receive the Notice.
You may request that a copy of the proxy materials be sent to you at no charge by sending a written request to Frank De Costanzo, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902, telephone (203) 276-8100. You may also indicate a preference for receiving an electronic or paper copy of proxy materials for future shareholder meetings by notification to the same address or by following the instructions on the website referred to in the Notice.
Why didn’t I receive a Notice in the mail?
We are providing shareholders who have previously requested to receive paper copies of the proxy materials with paper copies instead of a Notice.
We are providing a Notice e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where our proxy materials are available and a link to the proxy voting website.
Why am I receiving these proxy materials?
Our Board of Directors has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at the Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
What is included in these proxy materials?
These materials include:

•	our proxy statement for the Annual Meeting; and

•	our Annual Report on Form 10-K, filed with the SEC on March 31, 2017, which includes our audited consolidated financial statements for the fiscal year ended December 31, 2016 (the “Annual Report”).
If you request printed versions of these proxy materials by mail, these materials will also include the proxy card for the Annual Meeting.
How can I get electronic access to the proxy materials?
Your Notice or proxy card will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

Can I find additional information on the Company’s website?
Our website is www.eagleships.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our Third Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Second Amended and Restated By-Laws (the “By-laws”). We also make available on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference facilities. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. The information on our website is not incorporated by reference into this proxy statement.
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

•	the election of seven Directors to hold office until the 2018 Annual Meeting of Shareholders;

•	the ratification of the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for the Company’s fiscal year 2017; and

•	the recommendation, on a non-binding basis, of the frequency of future advisory votes on named executive compensation.
Shareholders will also be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Company’s Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
The Board of Directors has fixed the close of business on October 25, 2017 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, Eagle Bulk Shipping had 74,103,956 shares of its Common Stock issued and outstanding and entitled to vote.
How many votes do I have?
Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of Directors. Cumulative voting by shareholders is not permitted.
What are the Board of Directors’ voting recommendations?
The Board of Directors recommends that you vote:

(1)	“FOR” the nominees of the Board of Directors in the election of Directors;

(2)	“FOR” the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the Company’s fiscal year 2017; and

(3)	for the approval, in an advisory vote, of “THREE YEARS” as the frequency of future advisory shareholder votes on the compensation of our named executive officers.
How can I vote my shares?
You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. You can vote by proxy as follows:

•
by mail - If you are a shareholder of record and you requested to receive paper copies of our proxy materials by mail, you may submit your proxy by dating and signing the proxy card that is included in the paper proxy materials that will be mailed to you on or around November 3, 2017 and mailing it in the enclosed, postage paid envelope or, if you are a beneficial owner of shares held in street name, you may submit your proxy by filling out the voting instruction form provided by your broker, trustee or other nominee, and mailing it in the enclosed, postage paid envelope. Votes submitted by written proxy must be received by 5:00 p.m. local time on the day before the Annual Meeting.

•
by telephone or by Internet - If you have telephone or Internet access, you may submit your proxy via our electronic voting platform at http://www.proxyvote.com or submit a proxy by telephone at (800) 690-6903 until 11:59 p.m. local time on the day before the Annual Meeting by following the instructions provided in the Notice, or if you received a printed version of our proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction form.

If your shares are held in the name of a bank, broker or other nominee (also referred to as the “holder of record”), you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully.
If you attend the Annual Meeting, you may vote in person, even if you have previously submitted a proxy. If you require directions to attend the meeting, please send a written request to Frank De Costanzo, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902, telephone (203) 276-8100.
What do I need to bring to be admitted to the Annual Meeting?
If you plan to attend the Annual Meeting in person, please arrive at least 30 minutes before the meeting begins in order to check in with security, where you will be asked to present valid picture identification such as a driver’s license or passport. In addition, if your shares are held in the name of your broker, trustee or other nominee and you wish to attend the Annual Meeting, you must bring an account statement or letter from the broker, trustee or other nominee indicating that you were the owner of the shares as of the Record Date.
How may I vote my shares in person at the Annual Meeting?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the meeting.
If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
Rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain “routine” matters, including the ratification of the independent registered public accounting firm. The proposal to elect seven Directors, the non-binding vote to recommend the frequency of executive compensation votes, and any other business properly presented at the Annual Meeting are non-routine matters. As a result, your broker does not have discretionary authority to vote your shares on these matters on your behalf without receiving specific voting instructions from you.
How will my voting instructions be treated?
If you provide specific voting instructions, your shares will be voted as instructed.
If you hold shares as the shareholder of record and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, then your shares will be voted as recommended by our Board of Directors, as described in greater detail under the section entitled “What are the Board of Directors’ voting recommendations?” above.
If you are the beneficial owner of shares held through a broker, trustee or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At our Annual Meeting, only Proposal No. 2 is considered routine, which means that your broker, trustee or other nominee can vote your shares on Proposal No. 2 if you do not timely provide instructions to vote your shares.
If you are the beneficial owner of shares held through a broker, trustee or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes. A broker “non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal.
What are the quorum and voting requirements to elect Directors and approve the other proposals described in the proxy statement?
In order to take action on the matters scheduled for a vote at the Annual Meeting, a quorum (a majority of the aggregate number of shares of the Company’s Common Stock outstanding and entitled to vote as of the Record Date for the Annual Meeting) must be present in person or by proxy.
Proposal No. 1, concerning the election of the Director nominees to the Board of Directors, requires the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. Shareholders may either vote “FOR” or to “WITHHOLD” their vote for a Director nominee. All elections of Directors will be determined by a plurality of the votes cast.
Proposal No. 2, concerning the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2017, and any other business properly presented at the Annual Meeting, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. Shareholders may vote “FOR” the proposal, “AGAINST” the proposal, or “ABSTAIN” from voting.
Proposal No. 3, concerning the non-binding recommendation on the frequency of executive compensation votes, requires the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. Shareholders may select “ONE YEAR”, “TWO YEARS”, “THREE YEARS” or “ABSTAIN” as their preference for Proposal No. 3. The option of “ONE YEAR”, “TWO YEARS” or “THREE YEARS” that receives the greatest number of votes will be considered the frequency recommended by the shareholders.
What is the “plurality” standard and how does a “withhold” affect the vote?
With respect to Proposal No. 1, concerning the election of the Director nominees to the Board of Directors, the “plurality” standard means that the nominees who receive the greatest number of “for” votes cast are elected as Directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election. Proxies may not be voted for more than seven directors and shareholders may not cumulate votes in the election of directors. With respect to Proposal No. 3, concerning the non-binding recommendation on the frequency of executive compensation votes, the “plurality” standard means that whichever frequency receives the greatest number of votes cast is the recommendation of the shareholders.
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Because abstentions are treated as shares of Common Stock present for purposes of determining a quorum and because Proposal No. 2, concerning the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2017, requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting for approval of such matters, abstaining has the same effect as a vote “AGAINST” such proposal. The advisory vote to recommend the frequency of the shareholder advisory vote on our executive compensation will be determined by whichever frequency receives the greatest number of votes cast, and accordingly, abstentions will have no effect on Proposal No. 3.
What is a broker “non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Under rules applicable to broker-dealers, Proposal No. 2, concerning the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the Company’s fiscal year 2017, is an item on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions. Thus, there will be no broker “non-votes” on Proposal No. 2. Brokerage firms may not vote with respect to Proposals No. 1 or No. 3 without their clients having furnished voting instructions. Thus, there may be broker “non-votes” with respect to Proposals No. 1 and No. 3, but they will have no effect on the results of Proposals No. 1 and No. 3.
Who will count the votes?
The Company’s proxy processor and tabulator, Broadridge Financial Solutions, Inc., will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.
Could other matters be decided at the Annual Meeting?
At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.
How can I change my vote?
Any person signing a proxy card in the form to be mailed to you on or about November 3, 2017 has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to Frank De Costanzo, Secretary of Eagle Bulk Shipping, 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902, stating that the proxy is revoked;

•	by submitting in writing, by telephone or Internet another proxy with a later date; or

•	by attending the Annual Meeting and (i) voting in person or (ii) hand delivering a written notice of revocation to the Secretary of the Annual Meeting before we begin voting.
Who will conduct the proxy solicitation and how much will it cost?

We will pay the costs relating to this proxy statement, the proxy solicitation and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and employees may also solicit proxies. They will not receive any additional pay for the solicitation.
PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Under our Articles of Incorporation, the Board of Directors consists of not less than one and not more than fifteen members, with the exact number of Directors comprising the Board of Directors determined from time to time by resolutions adopted by the Board of Directors. Currently, the Board of Directors is comprised of seven Directors. The seven Directors have terms expiring at the Annual Meeting. The Nominating and Governance Committee has recommended and the Board of Directors has nominated the seven current Directors, Paul M. Leand, Jr., Randee E. Day, Justin A. Knowles, Casey Shanley, Bart Veldhuizen, Gary Vogel and Gary Weston for re-election as Directors, each to serve until the 2018 Annual Meeting of Shareholders of the Company and until his or her respective successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.
Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy.
Nominee Information
The Board of Directors believes that each Director nominee possesses the qualities and experience that the Nominating and Governance Committee Nominating and Governance Committee (the “Nominating and Governance Committee”) believes that nominees should possess, as described in detail below in the section entitled “Corporate Governance-Nomination of Directors.” The Board of Directors seeks out, and the Board of Directors is comprised of, individuals whose background and experience complement those of other members of the Board of Directors. The nominees for election to the Board of Directors, together with biographical information furnished by each of them, are set forth below. There are no family relationships among executive officers and Directors of the Company.
The following is information regarding the nominees for election as Directors. Mr. Shanley is the nominee of GoldenTree Asset Management LP (“GoldenTree”), pursuant to its Nominating Agreement (as defined below) with the Company. See “Certain Relationships and Related Transactions—Nominating Agreement.”
Paul M. Leand, Jr., age 51, has served as a Director of the Company since November 2014 and is the Chairman of the Board of Directors. Mr. Leand is chief executive officer of AMA Capital Partners (“AMA”), a New York City-based transportation and energy merchant bank and advisory firm; he joined AMA from First National Bank of Maryland in 1998 and was appointed to chief executive officer in 2004. Mr. Leand has led the development of AMA’s restructuring practice, helping AMA earn its position as the preeminent maritime restructuring advisor for both creditors and borrowers. He has been involved in the restructuring of numerous high yield issues including Golden Ocean, ACL, Global Ocean, Pegasus and Enterprises, and Horizon Lines. Within the offshore segment, Mr. Leand has led AMA’s efforts in the restructurings of, amongst others, PetroMENA ASA, Sevan Marine ASA, Remedial Offshore, and Equinox Offshore. Mr. Leand has also been involved in numerous M&A transactions, including Golden Ocean, SFL, and TECO Transport and has also spearheaded the firm's private equity investments in Chembulk, PLM, and Lloyds Fonds. Mr. Leand serves as a director of Frontline 2012 (Oslo Stock Exchange), Golar LNG Partners LP (Nasdaq Stock Market LLC (“Nasdaq”), Lloyd Fonds AG (Frankfurt Stock Exchange), North Atlantic Drilling (Oslo Stock Exchange), SeaDrill Ltd. (New York Stock Exchange (“NYSE”), and Ship Finance International Ltd. (NYSE). Mr. Leand holds a BS/BA from Boston University's School of Management. The Board of Directors selected Mr. Leand to serve as a Director because it believes he has valuable management, finance, and strategic decision-making experience. Mr. Leand has significant restructuring expertise, particularly within the shipping industry. Mr. Leand is familiar with a range of corporate and board functions based on significant prior board experience.
Randee E. Day, age 69, has served as a Director of the Company since the Company’s restructuring in October 2014 and is the Chairwoman of our Nominating and Governance Committee. Ms. Day briefly served as interim President of the Company from February 25, 2014 through March 6, 2015. Ms. Day is president and chief executive officer of Day & Partners, LLC, a specialized advisory firm focused on the maritime and offshore industries. Ms. Day accepted the position as a senior advisor to Goldin Associates LLC, which is a specialized restructuring firm in 2016. She also heads an operational solutions platform called Goldin Maritime. Ms. Day is also an independent board member of International Seaways Inc. (NYSE-listed under “INSW”). INSW is one of the world’s largest owner/operators of crude oil and petroleum product tankers, with a fleet of 55 vessels. She serves on the audit and compensation committees of the board of directors of INSW. Ms. Day has an extensive background as an owner/operator of public companies, a senior lending officer, and as an advisor on mergers and acquisitions and restructuring transactions. Prior to founding Day & Partners, LLC in 2011, Ms. Day served as interim chief executive officer of DHT Maritime, Inc., a NYSE-listed owner/operator of 12 crude oil tankers. Previously, Ms. Day was managing director at the Seabury Group, a transportation advisory firm. She was the division head of JP Morgan’s shipping group in New York and served as the senior lending officer for the bank’s shipping clients in Asia, Europe, and the Americas. She served as a director of TBS International Ltd. from 2001 to 2012, of Ocean Rig ASA, in Oslo, Norway, an operator of ultra-deep-water oil rigs, from 2008 to 2009, and of DHT Maritime, Inc. from 2005 to 2013. In 2014, Ms. Day was appointed as an independent director alongside appointees from Angelo, Gordon & Co. and Oaktree Capital Management to the board of Excel Maritime Carriers Ltd. Ms. Day joined the newly elected board of Tidewater Inc., one of the world’s largest offshore service operators, upon its emergence from bankruptcy on July, 31, 2017. Ms. Day holds a B.A. degree from the School of International Relations at the University of Southern California and is a graduate of the Senior Executive Program in International and National Security at the Harvard Kennedy School. She is also a director of the American-Georgian Business Council. The Board of Directors selected Ms. Day as a Director because it believes that Ms. Day brings valuable management, financial and corporate governance experience to the Board of Directors. Ms. Day has spent over 35 years in the shipping sector, including the capacities of acting chief executive officer, independent director and audit committee chair for other publicly-traded companies in the shipping sector. Ms. Day’s expertise on financial issues and trends facing the maritime industry enables her to provide insight, guidance and strategic direction to the Board of Directors.

Justin A. Knowles, age 49, has served as a Director of the Company since the Company’s emergence from bankruptcy in October 2014 and is the Chairman of our Audit Committee (the “Audit Committee”). Mr. Knowles graduated from the University of Edinburgh in 1990 with a M.A. Hons degree in Accounting and Economics before joining Ernst & Young where he trained and qualified as a Chartered Accountant. In 1994 he left Ernst & Young to join the Bank of Scotland, initially working in various head office roles, before joining the Bank of Scotland’s Shipping Finance team in 1999. Mr. Knowles spent 13 years working in senior roles within the shipping team, in both loan origination and debt restructure/work-out units, working with a wide variety of public and private shipping companies. In 2012, Mr. Knowles left banking to establish Dean Marine Advisers Ltd, a United Kingdom-based shipping finance consultancy that works with banks, financial institutions and ship owners providing strategic advice on shipping projects and investments. The Board of Directors selected Mr. Knowles to serve as a Director because it believes he has valuable business and management experience and important perspectives on issues facing our Company. Mr. Knowles’s experience enables him to provide insight, guidance and strategic direction to the Board of Directors. Mr. Knowles has a strong financial background, including an understanding of financial statements, corporate finance, accounting and capital markets.
Casey Shanley, age 39, has served as a Director of the Company since April 2016. Mr. Shanley is a partner and portfolio manager at GoldenTree, a New York City-based asset management firm. Mr. Shanley is responsible for GoldenTree’s shipping investments, and has extensive experience investing in public companies. Mr. Shanley’s work at GoldenTree includes numerous distressed and turnaround shipping investments and the recapitalization of Euronav in 2013. Before joining GoldenTree, Mr. Shanley served as an investment analyst at Claren Road Asset Management and a managing director at Panning Capital Management. He also worked as an investment banker at

JP Morgan and Merrill Lynch, primarily providing advice to private equity clients on the structuring of various types of financings, including leverage loans, high yield bonds and public equity issuances. The Board of Directors selected Mr. Shanley to serve as a Director because of his wide range of knowledge of financial matters, the shipping industry and the capital markets. Mr. Shanley holds a B.S./B.A. degree from Georgetown University and an MBA degree from Duke University’s Fuqua School of Business.
Bart Veldhuizen, age 50, has served as a Director of the Company since the Company’s restructuring in October 2014. Mr. Veldhuizen has been working in the shipping industry since 1994 on both the banking and non-banking sides. He started his career with Van Ommeren Shipping, a Dutch public shipping and storage company, after which he joined DVB Bank SE as a shipping banker working in both Rotterdam and Piraeus. In 2000, he joined Smit International, a publicly listed maritime service provider active in salvage, marine contracting and harbor towage. After working for Smit International in both Greece and Singapore, Mr. Veldhuizen returned to the Netherlands in August 2003 to work with NIBC Bank, a Dutch-based merchant bank. From August 2007 until October 2011, he was the managing director and head of shipping of Lloyds Banking Group plc. In this capacity, Mr. Veldhuizen managed the combined Lloyds Bank and Bank of Scotland’s shipping loan and lease portfolio. From 2011 to 2015, through his private company Swaen Marine, he advised various hedge funds and private equity firms on a variety of shipping investments in both the credit and hard asset spaces. Currently, Mr. Veldhuizen is on the board of managing directors of DVB Bank SE where he is responsible for the bank’s shipping and offshore franchises. Mr. Veldhuizen holds a degree in Business Economics from the Erasmus University in Rotterdam, the Netherlands. Mr. Veldhuizen is a former director of Seadrill Partners LLC (NYSE-listed “SDLP”) and Golar LNG Partners LP (Nasdaq-listed under “GMLP”) as well as a board member of A.R. Investments PTE Ltd, a joint venture between Apollo Global Management and the Rickmers Group until April 2015. The Board of Directors selected Mr. Veldhuizen to serve as a Director because it believes that Mr. Veldhuizen brings valuable banking and financial expertise. Mr. Veldhuizen brings over 20 years of experience in international banking specialized in shipping to the Board of Directors.
Gary Vogel, age 51, has served as Chief Executive Officer and Director of the Company since September 2015. Prior to joining our Company, Mr. Vogel was chief executive officer of Clipper Group Ltd., one of the world’s leading privately-held ship owning and operating groups. He was also a partner and served as a director of Clipper Group, Ltd. Mr. Vogel previously held the positions of co-chief executive officer of Clipper Group Ltd. and chief executive officer of Clipper Bulk, a division of Clipper Group Ltd., which he joined in 2000. Before Clipper Group Ltd., Mr. Vogel was president of Van Ommeren Bulk Shipping (USA), Inc. Mr. Vogel graduated from the U.S. Merchant Marine Academy in 1988 with a Bachelor of Science degree in Marine Transportation as well as a U.S. Coast Guard Unlimited Tonnage 3rd Officers License. Subsequently, he served as an officer in the U.S. Naval Reserve. Mr. Vogel currently serves as a director of Ship Finance International Ltd. (NYSE-listed under “SFL”) and on the Lloyd’s Register North America Advisory Committee. He is also a former board member of the American Institute for International Steel. The Board of Directors selected Mr. Vogel to serve as a Director because it believes that Mr. Vogel brings valuable business, leadership and executive management experience and insights into many aspects of the operations within the shipping industry to the Board of Directors.
Gary Weston, age 60, has served as a Director of the Company since the Company’s restructuring in October 2014 and is the Chairman of the Company’s Compensation Committee (the “Compensation Committee”). From 2004 until 2011, Mr. Weston was the chief executive officer of Transport Maritime S.A.M (“CTM”) and from 2011 until his retirement in December 2015, executive chairman of CTM and at the same time, director and chief executive officer of various affiliated companies controlled by the Ceres Group of Companies, including CBC Holdings Ltd, DryLog Ltd, Carras Ltd, Freight Trading Ltd. and Tara Ltd. From 1998 to 2004, Mr. Weston was the executive chairman of H. Clarkson & Co. Ltd. and chief executive officer of Clarksons PLC, the world’s largest shipbroker and the leading provider of integrated shipping services. He started his career at H. Clarkson & Co. Ltd. in 1979 as a trainee shipbroker. In addition to his role at CTM, from 2006 to 2011, Mr. Weston was chairman to the Investors Committee for Global Maritime Investments, a privately-owned freight trading group. Since 2006, he has served as a director of the United Kingdom Freight Demurrage and Defence Association Limited, a leading provider of legal defense services in the shipping industry. From 1992 to 2004, he was a director with the International Transport Intermediaries Club, a professional indemnity insurer of service providers in the transport and offshore industries. Since 2016, he has served as a director of Crystal Maritime Services (Malta) Limited and Crystal

Maritime Trading (Malta) Limited, privately-owned shipping companies. Mr. Weston is a member of the Chartered Institute of Logistics and Transport. He received a B.Sc. in Maritime Studies from the University of Wales, in Cardiff. The Board of Directors selected Mr. Weston to serve as a Director because it believes that Mr. Weston brings valuable management and financial experience to the Board of Directors, including extensive experience with commercial and technical ship managers. Mr. Weston has a strong operations background and has experience with vessels acquisition opportunities.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 1, THE ELECTION OF PAUL M. LEAND, JR., RANDEE E. DAY, JUSTIN A. KNOWLES, CASEY SHANLEY, BART VELDHUIZEN, GARY VOGEL AND GARY WESTON AS DIRECTORS.

CORPORATE GOVERNANCE
Meetings of the Board of Directors
The Board of Directors held 16 meetings in 2016. Each Director attended at least 75% of the aggregate meetings of the Board of Directors, and meetings held by all committees on which such Director served, during the period for which such Director served. The Board of Directors met in executive session 16 times during 2016.
Directors are invited and expected to attend the Annual Meeting.
Director Independence
The Board of Directors affirmatively determined that the following Directors, including each Director serving on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, satisfy the independence requirements of Rule 5605(a)(2) of Nasdaq’s listing standards: Paul M. Leand, Jr., Randee E. Day, Justin A. Knowles, Casey Shanley, Bart Veldhuizen and Gary Weston. The Board of Directors also determined that all members of the Audit Committee, Compensation Committee and Nominating and Governance Committee are independent under applicable Nasdaq and SEC rules for committee members.
There is no family relationship between any of the Director nominees or executive officers of the Company.
Director Terms
The Directors serve until the next Annual Meeting of Shareholders or until their office shall otherwise be vacated pursuant to our By-laws.
Committees of the Board of Directors
The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, the respective members and functions of which are described below. Current charters describing the nature and scope of the responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are posted on our website at www.eagleships.com under the headings “Investor Relations-Corporate Governance” and are available in print upon request to Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.
Audit Committee
The Company’s Audit Committee is comprised of Justin A. Knowles (Chairman), Randee E. Day and Gary Weston, each of whom qualifies as independent under the applicable Nasdaq listing requirements and SEC rules. The Board of Directors has determined that Justin A. Knowles is an audit committee “financial expert” as such term is defined in applicable SEC rules, and that he has the requisite financial management expertise within the meaning of Nasdaq rules and regulations. As directed by its written charter, which was adopted on October 29, 2014, the Audit Committee is responsible for, among other duties, appointing and overseeing the work of, and relationship with, the independent auditors, including reviewing their formal written statement describing the Company’s internal quality-control procedures and any material issues raised by the internal quality-control review or peer review of the Company or any inquiry or investigation by governmental or professional authorities and their formal written statement regarding auditor independence; reading and discussing with management and the independent auditors the annual audited financial statements and quarterly financial statements, and preparing annually a report to be included in the Company’s proxy statement; providing oversight of the Company’s accounting and financial reporting principles, policies, controls, procedures and practices; and discussing with management polices with respect to risk assessment and risk management. In addition, the Board of Directors has tasked the Audit Committee with reviewing transactions with related parties. The Audit Committee held five meetings during 2016.
Compensation Committee
The Company’s Compensation Committee is comprised of Gary Weston (Chairman), Paul M. Leand, Jr., Casey Shanley, and Bart Veldhuizen, each of whom qualifies as independent under the applicable Nasdaq listing requirements and SEC rules. As directed by its written charter, which was approved on June 3, 2005, amended in November 2006, and further amended on October 29, 2014, the Compensation Committee, among other duties, makes recommendations to the Board of Directors as to the Company’s general compensation philosophy; reviews and approves those corporate goals and objectives established by the Board of Directors that are relevant to the compensation of the Company’s Chief Executive Officer and evaluates the performance of the Company’s Chief Executive Officer and other executive officers and determines executive officer compensation, including benefits and perquisites; and reviews and approves employment, severance or change in control agreements. In addition, the Compensation Committee evaluates and recommends, for approval by the Board of Directors, the appropriate level of compensation and fees for Board of Director committee service by non-employee Directors. The Compensation Committee held four meetings during 2016.
Nominating and Governance Committee
The Company’s Nominating and Governance Committee is comprised of Randee E. Day (Chairwoman), Paul M. Leand, Jr., and Bart Veldhuizen, each of whom qualifies as independent under the applicable Nasdaq listing requirements and SEC rules. As directed by its written charter, which was approved on October 29, 2014, the Nominating and Governance Committee, among other duties, assists the Board of Directors in identifying and evaluating qualified individuals to become members of the Board of Directors, and proposing nominees for election to the Board of Directors and to fill vacancies; considers nominees duly recommended by shareholders for election to the Board of Directors; and evaluates annually the independence of each member of the Board of Directors under applicable Nasdaq listing requirements and SEC rules. The Nominating and Governance Committee held two meetings in 2016.
Nomination of Directors
Nominees for our Board of Directors are selected by the Board of Directors based upon the recommendation of the Nominating and Governance Committee in accordance with the policies and principles set forth in the Nominating and Governance Committee’s charter and our corporate governance guidelines. The Nominating and Governance Committee seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of diversity (although we have not adopted a formal diversity policy with regard to the selection of Directors), age, skills, necessary experience, soundness of judgment, ability to contribute to a diversity of viewpoints among board members, commitment, time and diligence to effectively discharge board responsibilities, qualifications, intelligence, education and experience to make a meaningful contribution to board deliberations. Directors should be persons of good character and thus should generally have the personal characteristics of integrity, accountability, judgment, responsibility, high performance standards, commitment, enthusiasm, and courage to express his or her views. The Nominating and Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.
The Nominating and Governance Committee identifies potential candidates by asking current Directors and executive officers to notify the Nominating and Governance Committee if they become aware of persons meeting the criteria described above, who might have an interest in serving as a Director.
Shareholders may recommend qualified persons for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder. Shareholders making a recommendation must follow the requirements made pursuant to our By-laws and submit the same information as that required to be included by the Company in its proxy statement with respect to nominees of the Board of Directors. The shareholder recommendation should be submitted in writing, addressed to: Frank De Costanzo, Secretary of Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.
Code of Ethics
The Company’s Code of Ethics, which applies to our Directors, executive officers and employees, is available on our website at www.eagleships.com under the headings “Investor Relations-Corporate Governance,” and copies are available in print upon request to Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902. The Company intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of this Code of Ethics by posting such information on the Company’s website within four business days after such amendment or waiver.
Communications with the Board of Directors
Shareholders and other interested parties may communicate with members of the Board of Directors, including reporting any concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters in writing addressed to the Board of Directors, or any such individual Directors or group or committee of Directors by either name or title, in care of: Secretary of Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.
All communications received as set forth above will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Materials that are unrelated to the duties and responsibilities of the Board of Directors, such as solicitations, résumés and other forms of job inquiries, surveys and individual customer complaints, or materials that are unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, but will be made available upon request to the Board of Directors, a committee of the Board of Directors or individual Directors as appropriate, depending on the facts and circumstances outlined in the communication.
Board of Directors Leadership Structure
We recognize that different Board of Directors leadership structures may be appropriate for the Company during different periods of time and under different circumstances. We believe that our current Board of Directors leadership structure is suitable for us because it allows us to consider a broad range of opinions in the course of our Board of Directors deliberations, including those with knowledge of the Company’s day-to-day operations and business strategy, as well as those with an experienced independent viewpoint.
Our Board of Directors has determined that the Company should maintain separate roles for our Chairman of the Board of Directors and Chief Executive Officer. We believe this leadership structure is currently in the best interests of the Company and our shareholders, is appropriate given the particular expertise and strengths of our Chairman and Chief Executive Officer, and allows the individuals to focus on their primary roles. We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles. Our Chief Executive Officer has the general responsibility for implementing the policies of the Company and for the management of the day-to-day business and affairs of the Company. Our Chairman has been closely involved with the Company since its emergence from bankruptcy. Given his unique knowledge, experience and relationship with the Board of Directors, we believe his continued service as Chairman provides significant value to the Company and its shareholders, and that it is beneficial for our Chairman to lead our Board of Directors members as they provide leadership to our management team. In addition, our Chairman contributes significantly to developing and implementing our strategy; facilitating communication among the Directors; developing Board of Directors meeting agendas in consultation with management; and presiding at Board of Directors and shareholder meetings. We believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and our shareholders. As a result, we believe that having a separate Chairman can enhance the effectiveness of the Board of Directors as a whole.
Our corporate governance guidelines provide the flexibility for our Board of Directors to modify or continue our leadership structure in the future, as it deems appropriate.
The Role of the Board of Directors in Risk Oversight
Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Company has developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company.
The Board of Directors is responsible for overseeing management in the execution of its responsibilities, including assessing the Company’s approach to risk management. The Board of Directors exercises these responsibilities periodically as part of its meetings and also through three of its committees, each of which examines various components of enterprise risk as part of its responsibilities. The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Nominating and Governance Committee oversees risks associated with the independence of the Board of Directors and succession planning. The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk taking.
An overall review of risk is inherent in the Board of Directors’ evaluation of the Company’s long-term strategies and other matters presented to the Board of Directors. The Board of Directors’ role in risk oversight of the Company is consistent with the Company’s leadership structure; the Chief Executive Officer and other members of senior management are responsible for assessing and managing the Company’s risk exposure, and the Board of Directors and its committees provide oversight in connection with those efforts.
Executive Sessions
Consistent with our corporate governance guidelines, the non-employee Directors of the Board of Directors regularly hold executive sessions. The Audit Committee, in accordance with its charter, meets separately with our executives at regular intervals or as otherwise deemed appropriate throughout the year to review our financial affairs, and meets separately in sessions with the independent auditors at such times as the Audit Committee deems appropriate to fulfill its responsibilities under its charter. The independent Directors met in executive sessions 16 times during 2016.
EXECUTIVE OFFICERS
Executive officers are elected by and serve at the discretion of the Board of Directors and shall be a President (or Chief Executive Officer), a Secretary and a Treasurer (or Chief Financial Officer). Set forth below is biographical information regarding our current executive officers (not including any executive officer who is also a nominee for election as a Director, for whom information is set forth under the heading “Nominee Information” above).

•
Frank De Costanzo, age 54, has served as Chief Financial Officer of the Company since September 2016. Mr. De Costanzo brings more than 30 years of banking, finance, public company and related leadership experience, with a focus on commodity and related markets. Immediately prior to joining the Company, Mr. De Costanzo served as senior vice president and chief financial officer of the

Catalyst Paper Corporation, one of North America’s largest pulp and paper companies, since June 2015. Mr. De Costanzo also previously served as vice president and global treasurer at Kinross Gold Corporation, one of the world’s largest precious metals mining companies, from September 2010 to June 2015. Earlier in his career, he served in positions of increasing responsibility at Pitney Bowes Inc., including assistant treasurer, director of internal audit and finance director, international, for Pitney Bowes Software. He also worked at The Dai-Ichi Kangyo Bank (now part of the Mizuho Financial Group) and the Union Bank of Switzerland. Mr. De Costanzo earned a B.S. in Finance from Providence College and an Executive MBA from the University of Connecticut.

COMPENSATION DISCUSSION & ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) is a discussion of how we use different elements of compensation to achieve the objectives of our executive compensation program. This information should be read in conjunction with the data and associated narrative provided in the Summary Compensation Table and other tables following this CD&A. For 2016, the following individuals were our named executive officers (each a “Named Executive Officer” or “NEO” and collectively the “Named Executive Officers” or “NEOs”):

•	Gary Vogel, Director and Chief Executive Officer.

•	Frank De Costanzo, Chief Financial Officer and Secretary, effective as of September 30, 2016.

•	Adir Katzav, Chief Financial Officer and Secretary of Eagle Bulk Shipping Inc. from July 2012 until his resignation, which was effective September 30, 2016.
Compensation Objectives and Philosophy
We believe that the leadership and proven talents of our executive team are essential for our continued success and sustained financial performance. The primary objectives of our compensation program are to attract and retain highly qualified personnel for positions of substantial responsibility, and to provide incentives for such persons to perform to the best of their abilities, achieve our strategic objectives, enable the Company to compete effectively in the seaborne transportation industry and to promote the success of our business. Therefore, our compensation program is designed to attract, motivate and retain executives who possess the talent, leadership and commitment needed to operate our business, create and implement new opportunities, anticipate and effectively respond to new challenges, and make and execute difficult decisions.
The Company’s Compensation Committee believes that the Company’s compensation programs should:

•	align the interests of our executives with those of our shareholders;

•	encourage and reward achievement of the Company’s annual and longer-term performance objectives;

•	promote the long-term success of the Company through an appropriate balance of current and long-term compensation opportunities;

•	differentiate pay based on individual and company performance;

•	reflect the market and provide competitive compensation opportunities based on performance;

•	make wise use of our equity resources to ensure compatibility between senior management and shareholder interests; and

•	balance incentives for constructive risk management.
How Our Compensation Decisions Are Made
The Company’s executive compensation is determined by the Compensation Committee. Although not required under the Compensation Committee’s charter (the “Compensation Committee Charter”), the Company’s executive compensation for 2016 has been ratified by the unanimous consent of the full Board of Directors.

Role of the Board of Directors and Compensation Committee

Our Board of Directors is responsible for establishing and administering our executive compensation and equity incentive programs. This duty of the Board of Directors has been delegated to the Compensation Committee in accordance with the Compensation Committee Charter. The Compensation Committee reviews executive performance to establish compensation and approves appropriate modifications to our NEOs’ compensation. The Compensation Committee also evaluates and recommends for approval by the Board of Directors, the annual compensation of the non-employee Directors and oversees the equity compensation plans.

Role of the Compensation Consultant
In accordance with the Compensation Committee Charter, the Compensation Committee has the authority to engage, retain and terminate a compensation consultant. The Compensation Committee also has the sole authority to approve the fees of such consultant. The Compensation Committee did not retain the services of a compensation consultant for compensation granted in 2016. However, the Compensation Committee has engaged Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant for 2017 as well as the cash bonuses paid to our NEOs in early 2017 but earned in 2016 (the “2016 Cash Bonuses”). Steven Hall reported directly to the Compensation Committee, which has authority under the Compensation Committee Charter to retain compensation consultants, although its representatives may also meet with management from time to time. The Compensation Committee did not direct Steven Hall to perform its services in any particular manner or under any particular method.

Services performed by Steven Hall for the Compensation Committee in relation to the 2016 Cash Bonuses included:

●	analysis and recommendations of peer group companies for compensation benchmarking purposes;

●	preparation of competitive benchmarking reviews regarding executive compensation;

●	evaluation of proposed compensation programs and changes to existing programs; and

●	analysis of current trends in executive compensation, and updates regarding applicable legislative and governance activity.

The Compensation Committee determined that the services provided by Steven Hall to the Compensation Committee in relation to the 2016 Cash Bonuses did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Steven Hall under the applicable rules adopted by the SEC and incorporated into the Nasdaq Corporate Governance Requirements. In making this assessment, the Compensation Committee also considered Steven Hall’s written correspondence to the Compensation Committee that affirmed the independence of Steven Hall and the consultants and employees who provide services to the Compensation Committee on executive compensation matters.
Role of Management
The Compensation Committee has sole authority to establish annual compensation for the NEOs, and none of the NEOs determines his own pay. At the request of the Compensation Committee, our Chief Executive Officer

provides recommendations regarding compensation of our other NEOs during the annual compensation approval process and information regarding compensation trends within the seaborne transportation industry.
Competitive Marketplace Assessment
Most of our direct business competitors are foreign companies that are not required to disclose compensation information for their executive officers on an individual basis and detailed compensation data is, therefore, limited or unavailable. Additionally, the management structures of comparable organizations are often non-traditional, further complicating direct comparison of positions and responsibilities. To provide context and to ensure that Eagle Bulk arrangements are reasonable, the Compensation Committee does reference compensation arrangements for executives at other similarly sized companies in the shipping industry for whom compensation data is publicly available.
Elements of the Company’s Executive Compensation Program
Our compensation program is comprised of two main elements:

•	fixed compensation in the form of base salary; and

•	variable incentive compensation, which is delivered in cash and equity.
Fixed Compensation
Base Salary
Base salary provides a competitive rate of fixed pay and reflects different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions.
Variable Incentive Compensation
Annual Incentive Compensation
Pursuant to their respective employment agreements, NEOs are eligible to receive annual cash incentives, calculated as a target amount equal to a percentage of the respective NEO’s annual base salary, based upon performance goals set by the Compensation Committee following reasonable consultation with the respective NEO. The Compensation Committee considers performance across a wide range of quantitative, qualitative, operational and strategic measures and determines annual incentive compensation on a discretionary basis following a comprehensive assessment of the macro-economic environment, the Company’s performance, and each executive’s contribution to that performance. The Compensation Committee believes that this approach provides for greater flexibility to reward executives for quick thinking and decisive actions taken to better position the Company in scenarios, which may be difficult to predict or anticipate given the extreme volatility of the dry bulk shipping market.
Role of Our Shareholders
At our 2011 Annual Meeting of Shareholders, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations, our shareholders voted to conduct a non-binding, advisory vote on the compensation of our NEOs (each such non-binding, advisory vote, a “say-on-pay” vote or proposal) every three years. At our 2015 Annual Meeting of Shareholders, our shareholders approved the say-on-pay vote relating to our fiscal year 2014 executive compensation policies and procedures for NEOs. In light of the approval of the say-on-pay vote, the Compensation Committee did not make specific changes to our executive compensation program in response to the vote. The Compensation Committee intends to consider the outcome of the Company’s say-on-pay vote when making future compensation decisions for the NEOs. After the vote on the frequency of say-on-pay votes at the Annual Meeting, the next required vote on the frequency of say-on-pay votes will occur at our 2023 Annual Meeting of Shareholders. The next say-on-pay vote will occur at our 2018 Annual Meeting of Shareholders.
Long-Term Incentive Compensation - Equity Awards
The Compensation Committee believes that the effective use of stock-based long-term incentive compensation has been integral to the Company’s success and is vital to its ability to achieve strong performance in the future and, therefore, delivers a portion of each executive’s incentive compensation in the form of equity. These awards are intended to align the interests of our executives with those of our shareholders, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for the executive officers’ continued service at the Company, and provide an opportunity for executives to increase their stock ownership levels.

The Company maintains two long-term equity incentive plans: (i) the Eagle Bulk Shipping Inc. 2014 Equity Incentive Plan (the “2014 Plan”) and (ii) the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan (the “2016 Plan”). The material terms of the 2014 Plan and 2016 Plan are described below. The Company adopted the 2016 Plan on November 7, 2016. Following shareholder approval of the 2016 Plan on December 15, 2016, the 2016 Plan replaced the 2014 Plan and no other awards will be granted under the 2014 Plan. Outstanding awards under the 2014 Plan will continue to be governed by the terms of the 2014 Plan until exercised, expired or otherwise terminated or canceled.

2014 Plan

In connection with the Company’s emergence from bankruptcy, the Company adopted the 2014 Plan, which provides for equity-based compensation, including in the form of restricted shares of the Company’s Common Stock and options to acquire shares of Common Stock. Under the 2014 Plan, the Company granted equity-based compensation to the participating senior management and other employees of the reorganized Company in the form of restricted stock of 2% of the Company’s Common Stock (on a fully diluted basis) as of such date, and two tiers of options to acquire 5.5% of the Common Stock (on a fully diluted basis) with different strike prices based on the equity value for the reorganized Company and a premium to the equity value, each of the foregoing to vest generally over a four year schedule through 25% annual installments commencing on the first anniversary of the grant date. The equity awards are subject to vesting, but the holders thereof are entitled to receive all dividends paid with respect to the underlying shares as if such shares had vested on the grant date (subject to forfeiture by the holder in the event that such grant is terminated prior to vesting unless the administrator of the 2014 Plan determines otherwise). The awards granted under the 2014 Plan contain adjustment provisions to reflect certain transactions involving shares of the Company’s Common Stock, including as a result of any dividend, recapitalization, or stock split, so as to prevent any diminution or enlargement of the holder’s rights under the award.

2016 Plan

Administration. The 2016 Plan is administered by the Compensation Committee, which, among other things, has the authority to (i) designate participants; (ii) determine the type or types of awards to be granted, the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated with respect to, awards and the terms and conditions of any awards; (iii) interpret the 2016 Plan or awards made thereunder; and (iv) make any other determination and take any other action that it deems necessary or desirable for the administration of the 2016 Plan.

Shares. A maximum of 5,348,613 shares of Common Stock may be issued under the 2016 Plan, subject to adjustment as provided in the 2016 Plan. In general, awards for up to a maximum of 3,000,000 and 500,000 shares may be granted under the 2016 Plan to any one employee and any one non-employee director of the Company and its subsidiaries, respectively, during any one calendar year, subject to adjustment as provided in the 2016 Plan.

Eligibility. Any director, officer, employee or consultant of the Company or any of its subsidiaries (including any prospective officer or employee) is eligible to be designated to participate in the 2016 Plan.

Awards. The 2016 Plan provides the Compensation Committee with the discretion to provide for the award of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, dividend equivalents, unrestricted stock, other equity-based or equity-related awards, and/or performance compensation awards.

Termination of Employment. In general, if a participant experiences a termination from the Company, the participant’s options will remain exercisable for 90 days, but in no event later than the option’s original expiration date. If the participant is terminated for cause, all options will immediately terminate. The treatment of SARs in connection with the participant’s termination from the Company is similar to that with respect to option exercisability following such termination. The Compensation Committee may waive or modify the provisions regarding exercisability of options or SARs, as applicable, following termination of employment, subject to the 2016 Plan’s provisions regarding required consent from the participant in cases of modifications materially adverse to the participant. In general, if a participant experiences a termination from the Company for any reason other than (i) death, (ii) disability or (iii) a termination of employment without cause, restricted stock and restricted stock units that have not yet vested as of the date of such termination will be forfeited. If a participant incurs a termination from the Company without cause or as the result of death or disability, restricted stock and restricted stock units that have not yet vested as of the date of such termination but that would have vested had the participant remained employed for an additional year, will immediately vest as of such date.

Change in Control. In the event of a “change in control” (as defined in the 2016 Plan), the Compensation Committee has the power to (i) provide that awards granted under the 2016 Plan will continue in effect, be assumed or substituted for an equivalent award; provided, that, a participant who incurs a termination of employment for any reason, other than a termination for cause, or a participant who resigns for good reason (as defined in the award agreement or in an applicable employment agreement between the Company and the participant), concurrent with or within one year following the change in control, may exercise any outstanding option or SAR, but only to the extent that the participant was entitled to exercise the award on the date of his or her termination of employment (after taking into account any accelerated vesting as determined by the Compensation Committee), until the earlier of (A) the original expiration date of the award and (B) the later of (x) the date provided for under the terms of the 2016 Plan and (y) the date provided for under the applicable award agreement; (ii) cancel awards granted under the 2016 Plan immediately prior to such event (whether or not then vested or exercisable) and pay to the holder of such award a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Compensation Committee) of the shares subject to such award (or the value of such award, as determined by the Compensation Committee, if not based on the fair market value of shares) over the aggregate exercise price of such award (or the grant price of such award, if any, if applicable); or (iii) notify the holder of an option or SAR that each option and SAR shall be fully vested and exercisable for a period of 30 days from the date of such notice, or such shorter period as the Compensation Committee may determine to be reasonable, and the option or SAR shall terminate upon the expiration of such period (which period shall expire no later than immediately prior to the consummation of the corporate transaction).

Amendment and Termination of the 2016 Plan. The Board may suspend, discontinue, revise or amend the 2016 Plan in any respect whatsoever, except, in general, no amendment may be made without shareholder approval if such amendment would: (i) expand the types of awards available under the 2016 Plan; (ii) increase the number of shares that may be issued under the 2016 Plan, except as permitted pursuant to adjustment provisions provided under the 2016 Plan; (iii) expand the eligibility requirements of persons eligible to receive awards under the 2016 Plan; (iv) extend the term of the 2016 Plan; or (v) otherwise be necessary to comply with any tax or regulatory requirement applicable to the 2016 Plan. No amendment or cancellation of the 2016 Plan or any outstanding award granted under the 2016 Plan may materially impair the rights or materially increase the obligations of any holder of an outstanding award without the consent of the affected holder. No awards may be granted under the 2016 Plan following the tenth anniversary of the date on which the 2016 Plan was adopted by the Board.

Forfeiture; Clawback. The Compensation Committee may specify in the applicable award agreement that any realized gain with respect to options or SARs and any realized value with respect to other awards shall be subject to forfeiture or clawback, in the event of: (i) a participant’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or its subsidiaries, (ii) a participant’s breach of any employment or consulting agreement with the Company or its subsidiaries, (iii) a participant’s termination of employment for cause, or (iv) a financial restatement that reduces the amount of compensation under the 2016 Plan previously awarded to a participant that would have been earned had results been properly reported.

Outstanding Awards Granted to NEOs

The Company granted awards of options and shares of restricted stock to Mr. Vogel in 2016 and 2017 and awards of options and shares of restricted stock to Mr. De Costanzo in 2016. The awards granted to Mr. Vogel were under the 2016 Plan and the applicable award agreement. The awards granted to Mr. De Costanzo were not granted under, but are subject to the terms of, the 2014 Plan and the applicable award agreement and were granted pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder. The awards granted to Mr. De Costanzo were granted as an inducement material to his accepting employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4).

2016 Awards. On November 7, 2016, in connection with his appointment as Chief Financial Officer, the Company granted to Mr. De Costanzo (i) 280,000 options, with a per share exercise price of $4.28 and (ii) 233,863 shares of restricted stock, with an aggregate value equal to approximately $1,000,000. The options have a five year term and will generally vest ratably on each of the first four anniversaries of September 30, 2016, and the shares of restricted stock will generally become fully vested on September 30, 2019, in each case subject to Mr. De Costanzo’s continued employment with the Company on each applicable vesting date, and in each case further subject to partial vesting in the event Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason.

On December 15, 2016, the Company granted to Mr. Vogel (i) 1,266,476 options, with a per share exercise price of $4.28 and (ii) 760,056 shares of restricted stock. The options have a five year term and vest in four substantially equal installments on each of the following dates: (i) January 1, 2017, (ii) September 1, 2017, (iii) September 1, 2018, and (iv) September 1, 2019, subject to Mr. Vogel’s continued employment with the Company on each applicable vesting date. The Board granted the above stock and options awards as a replacement grant in lieu of the cancelled shares of restricted stock and options previously issued to Mr. Vogel on September 29, 2015, in connection with the commencement of his employment with the Company, which was determined to be not a meaningful incentive as a result of the Reverse Stock Split and certain other events that occurred subsequent to those grants. The shares of restricted stock vest in full on September 1, 2018, subject to Mr. Vogel’s continued employment with the Company on the vesting date and subject to adjustment in the event Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason prior to the vesting date.

2017 Awards. On March 1, 2017, the Company granted 237,500 shares of restricted stock to Mr. Vogel, which vest in three substantially equal installments on each of the following dates: (i) March 1, 2018, (ii) March 1, 2019 and (iii) March 1, 2020, subject to Mr. Vogel’s continued employment with the Company or its affiliate on the applicable vesting date. In the event that Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, his shares of restricted stock will vest as if he remained employed with the Company for an additional year beyond the date of such termination. In addition, on March 1, 2017, the Company granted 237,500 options to Mr. Vogel at an exercise price per share of $5.56. The options have a five year term and vest in four substantially equal installments on each of the following dates: (i) March 1, 2018, (ii) March 1, 2019, (iii) March 1, 2020 and (iv) March 1, 2021, subject to Mr. Vogel’s continued employment with the Company or its affiliate on the applicable vesting date. In the event that Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, his options will vest as if he remained employed with the Company for an additional year beyond the date of such termination.

Special Awards
From time to time, the Company also makes special cash incentive awards, as deemed appropriate by the Compensation Committee. The purpose of these payments is to recognize significant individual contributions that would not, in the view of the Compensation Committee, be fully accounted for under our annual compensation determinations. The amount of any special cash incentive award is determined and approved by the Compensation Committee. No NEO received a special award in 2016.
Other Elements
Perquisites
As a general matter, the Company does not provide perquisites for its executive officers.
401(k) Savings Plan
We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. Our NEOs participate in this plan on the same basis as our other full-time employees.
Employment Agreements
We have entered into employment agreements with our Chief Executive Officer and our Chief Financial Officer. The terms of the agreements are described in greater detail under the section entitled “Agreements with our Chief Executive Officer” and “Agreements with our Chief Financial Officer.”
Severance Benefits
Under the terms of each respective employment agreement, our Chief Executive Officer and our Chief Financial Officer, respectively, is entitled to certain payments and benefits if we terminate his employment without cause or he terminates employment for good reason, as these terms are defined in his contract. These benefits and payments are described in greater detail in the section below entitled “Potential Payments Upon Termination or Change-in-Control.”
Risk Assessment
The Compensation Committee believes that the Company’s compensation objectives and policies do not create risks that are reasonably likely to have a material adverse effect on the Company. Determinations regarding incentive compensation are based on a discretionary assessment of a variety of factors related to the performance of the Company and the contributions of each executive officer to that performance. Incentive compensation awards are not tied to formulas based on short-term performance, and no one factor disproportionately affects incentive amounts, which diversifies the risk associated with any single indicator of performance. A significant portion of each executive’s total compensation is delivered in the form of equity that vests over multiple years, thereby aligning the interests of our executive officers with those of our shareholders. Compensation is determined by our Compensation Committee, which is comprised solely of independent members of our Board of Directors under Nasdaq listing standards.
Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended, denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than the chief executive officer and chief financial officer) of a publicly traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by shareholders, are excluded from the deduction limit. The Compensation Committee has taken, and intends to continue to take, actions, as appropriate, to attempt to minimize, if not eliminate, the Company’s non-deductible compensation expense within the context of maintaining the flexibility that the Compensation Committee believes to be an important element of the Company’s executive compensation program.

COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.
Respectfully submitted,
The Compensation Committee
Bart Veldhuizen
Paul M. Leand, Jr.
Casey Shanley
Gary Weston (Chairman)

2016 SUMMARY COMPENSATION TABLE
The following Summary Compensation Table sets forth the compensation of our executive officers, or NEOs for the fiscal years ending on December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation (including special incentive award) ($) (3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gary Vogel (Chief Executive Officer) (4)	2016	675,000	843,750	4,402,268	3,931,440	-	-	48,807	9,901,265	(5)
	2015	225,000	191,250	1,907,750	823,988	-	-	-	3,147,988
Frank De Costanzo (Chief Financial Officer and Secretary) (6)	2016	107,875	100,000	991,579	535,622	-	-	13,363	1,748,439
Adir Katzav (former Chief Financial Officer and Secretary) (7) 2015	2016	262,500	-	-	-	-	-	525,227	787,727
	2015	350,000	-	-	-	-	-	10,400	360,400
	2014	350,000	-	1,515,800	1,072,784	-	-	10,200	2,948,784

(1)
The amounts shown in this column represent the aggregate fair value of the awards as of the grant date, computed in accordance with the Financial Accounting Standards Board (“FASB”) ASC Topic 718, “Compensation-Stock Compensation.” Estimates of forfeitures for service-based vesting are disregarded. See notes to our audited financial statements included in our Annual Report for the assumptions used. On December 15, 2016, the Company granted to Mr. Vogel 760,056 shares of restricted stock under the 2016 Plan and the applicable award agreement. On November 7, 2016, the Company granted to Mr. De Costanzo 233,863 shares of restricted stock, which were not granted under, but are subject to the terms of, the 2014 Plan and the applicable award agreement and were granted pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The awards granted to Mr. De Costanzo were granted as an inducement material to his accepting employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4).

(2)
The amounts shown in this column represent the aggregate fair value of the awards as of the grant date, computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” Estimates of forfeitures for service-based vesting are disregarded. See notes to our audited financial statements included in our Annual Report for the assumptions used. On December 15, 2016, the Company granted to Mr. Vogel 1,266,476 options, with a per share exercise price of $4.28 under the 2016 Plan and the applicable award agreement. On November 7, 2016, the Company granted to Mr. De Costanzo 280,000 options, with a per share exercise price of $4.28, which were not granted under, but are subject to the terms of, the 2014 Plan and the applicable award agreement and were granted pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The awards granted to Mr. De Costanzo were granted as an inducement material to his accepting employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4).

(3)
On September 7, 2016, in connection with the termination of that certain Preferred Stock Purchase Agreement, dated May 26, 2016, by and among the Company and the investors named therein, the Company paid to Gary Vogel, one of the investors, a cash payment equal to $534.60. Amounts shown in this column also include Company matching contributions to the 401(k) Plan of $10,600, $10,400 and $10,200 for 2016, 2015 and 2014, respectively, for Mr. Katzav. The Company did not make a matching contribution to the 401(k) Plan on behalf of Mr. Vogel in 2015, but contributed $10,600 to the plan in 2016 on his behalf. The Company contributed $4,315 to the 401(k) Plan on behalf of Mr. De Costanzo in 2016. Amounts shown in this column also include health insurance premium paid of $37,673, $9,048 and $35,127, respectively, for Mr. Vogel, Mr. De Costanzo and Mr. Katzav in 2016. The amounts shown in this column include $479,500 of settlement and benefits paid to Mr. Katzav in connection with his resignation on September 30, 2016.

(4)
The Company entered into an employment agreement with Mr. Vogel on July 6, 2015. The salary earned for 2015, on pro-rata basis for the period from September 1, 2015 to December 31, 2015, represents an annual base salary of $675,000.

(5)
The total compensation figure includes the value of stock and options awards of $4,402,268 and $3,931,440 reported in columns (e) and (f) for 2016, respectively, granted by the Board as a replacement grant in lieu of the cancelled shares of restricted stock and options previously issued to Mr. Vogel on September 29, 2015, in connection with the commencement of his employment with the Company, which was determined by the Board not to be a meaningful incentive as a result of the Reverse Stock Split and certain other events that occurred subsequent to those grants. Pursuant to relevant accounting rules, the values set forth in the previous sentence were based upon the Company’s closing stock price on December 15, 2016, although the grants were previously approved by the Board of Directors and were based on the average closing price per share of $4.28; for the 10 day period of October 24, 2016 to November 4, 2016. Please refer to Note 15 “Stock Incentive Plans” in the consolidated financial statements to our audited financial statements included in our Annual Report for additional disclosures regarding the valuation methods.

(6)
The Company entered into an employment agreement with Mr. De Costanzo on September 3, 2016. The salary earned for 2016, on pro-rata basis for the period from September 30, 2016 to December 31, 2016, represents an annual base salary of $425,000.

(7)
Effective as of September 30, 2016, Mr. Katzav resigned from the Company and the salary earned for 2016, on a pro-rata basis for the period from January 1, 2016 and September 30, 2016, represents an annual base salary of $350,000. In connection with the resignation, the Company entered into a Separation Agreement and General Release that provided, among other things, (i) a lump sum payment consisting of all unpaid salary and accrued unused vacation pay, (ii) severance pay in the total amount of $400,000, payable over a 12-month period, (iii) to the extent Mr. Katzav timely elects Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage, payment for the cost of his applicable premium for such coverage for a 12-month period, and to the extent permitted under the Company’s policy, continued payment for Mr. Katzav’s ArmadaCare coverage and for the cost of his applicable premium for such coverage for a 12-month period, and (iv) in consideration for the cancellation of any and all equity rights or awards that Mr. Katzav held as of his resignation date, a lump sum payment equal to $33,000 (which represents the value, at a price of $8 per share, of Mr. Katzav’s 4,125 unvested shares of restricted stock).

2016 Grants of Plan-Based Awards
The following table summarizes grants of plan-based awards made to NEOs during the fiscal year ended December 31, 2016:

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or of Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price Per Share of Option Awards ($/Share)	Grant Date Fair Value of Stock Awards ($) (3)
Gary Vogel (Chief Executive Officer)	12/15/2016	760,056	-	-	4,402,268
		-	1,266,476	4.28	3,931,440
Frank De Costanzo (Chief Financial Officer and Secretary)	11/7/2016	233,863	-	-	991,579
		-	280,000	4.28	535,622
Adir Katzav (former Chief Financial Officer and Secretary) (4)	--	-	-	-	-

(1)
On December 15, 2016, the Company granted 760,056 shares of restricted stock to Mr. Vogel, which vest in full on September 1, 2018, subject to Mr. Vogel’s continued employment with the Company on the vesting date, and subject to adjustment in the event Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason prior to the vesting date. In addition, on November 7, 2016, the Company granted to Mr. De Costanzo 233,863 shares of restricted stock, which generally vest in full on September 30, 2019, subject to Mr. De Costanzo’s continued employment with the Company on each applicable vesting date and partial vesting in the event Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason.

(2)
On December 15, 2016, the Company granted 1,266,476 options to Mr. Vogel at an exercise price of $4.28 per share, which have a five year term and vest in four substantially equal installments on each of the following dates: (i) January 1, 2017, (ii) September 1, 2017, (iii) September 1, 2018, and (iv) September 1, 2019, subject to Mr. Vogel’s continued employment with the Company on each applicable vesting date. In addition, on November 7, 2016, the Company granted to Mr. De Costanzo 280,000 options at a per share exercise price of $4.28, which have a five year term and will generally vest ratably on each of the first four anniversaries of September 30, 2016, subject to Mr. De Costanzo’s continued employment with the Company on each applicable vesting date and subject to partial vesting in the event Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason.

(3)
The amounts shown in this column represent the aggregate fair value of the awards as of the grant date, computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” Estimates of forfeitures for service-based vesting are disregarded. See notes to our audited financial statements included in our Annual Report for the assumptions used.

(4)	Effective as of September 30, 2016, Mr. Katzav resigned from the Company. The Company did not grant any plan-based awards to Mr. Katzav during 2016.

Outstanding Equity Awards at Fiscal Year End 2016
The following table summarizes the equity awards held by the NEOs as of December 31, 2016:

Name and Principal Position	Issuance Date	Number of Securities Underlying Unexercised Options (#)		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#) (1)	Market Value of Shares or Units of Stock That Have not Vested ($) (2)
		Exercisable	Unexercisable
Gary Vogel (Chief Executive Officer) (3)	12/15/2016	-	1,266,476	4.28	12/15/2021	760,056	4,446,328
Frank De Costanzo (Chief Financial Officer and Secretary) (4)	11/7/2016	-	280,000	4.28	11/7/2021	233,863	1,368,099
Adir Katzav (former Chief Financial Officer and Secretary) (5)	-	-	-	-	-	-	-

(1)
The forfeiture conditions and the accelerated vesting conditions applicable to these awards are described under the sections entitled “Potential Payments Upon Termination or Change-In-Control” and “Employment Agreements with the Executive Officers.”

(2)
The market value of the unvested shares was calculated by multiplying the number of shares outstanding as of December 30, 2016 by the closing price of the Common Stock as of December 30, 2016, which was $5.85 per share (the “Closing Price”).

(3)
On December 15, 2016, the Company granted 760,056 shares of restricted stock to Mr. Vogel, which vest in full on September 1, 2018, subject to Mr. Vogel’s continued employment with the Company on the vesting date, and subject to adjustment in the event Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason prior to the vesting date. In addition, on December 15, 2016, the Company granted 1,266,476 options to Mr. Vogel at an exercise price of $4.28 per share, which have a five year term and vest in four substantially equal installments on each of the following dates: (i) January 1, 2017, (ii) September 1, 2017, (iii) September 1, 2018, and (iv) September 1, 2019, subject to Mr. Vogel’s continued employment with the Company on each applicable vesting date. On November 7, 2016, the Board determined that the shares of restricted stock and options previously issued to Mr. Vogel on September 29, 2015, in connection with the commencement of his employment with the Company no longer served as a meaningful incentive as a result of the Reverse Stock Split and certain other events that occurred subsequent to those grants, and as a result, cancelled such previously issued grants.

(4)
On November 7, 2016, the Company granted to Mr. De Costanzo 233,863 shares of restricted stock, which generally vest in full on September 30, 2019, subject to Mr. De Costanzo’s continued employment with the Company on each applicable vesting date and partial vesting in the event Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason. In addition, on November 7, 2016, the Company granted to Mr. De Costanzo 280,000 options at a per share exercise price of $4.28, which have a five year term and will generally vest ratably on each of the first four anniversaries of September 30, 2016, subject to Mr. De Costanzo’s continued employment with the Company on each applicable vesting date and subject to partial vesting in the event Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason.

(5)	Effective as of September 30, 2016, Mr. Katzav resigned from the Company. As of December 31, 2016, Mr. Katzav did not hold any Eagle Bulk equity awards.

Option Exercises and Stock Vested for Fiscal 2016
None of our NEOs exercised any options or vested in any shares of the Company’s Common Stock in 2016.

Employment Agreements with the Executive Officers

The following is a narrative summary of the compensation and benefit arrangements included in the summary compensation table and the outstanding equity awards table.

Agreement with our Chief Executive Officer

On July 6, 2015, we entered into an employment agreement with Gary Vogel, pursuant to which Mr. Vogel was appointed as our Chief Executive Officer effective as of September 1, 2015. Pursuant to his employment agreement, Mr. Vogel receives an annual base salary of $675,000 and is eligible to receive a discretionary cash bonus as determined by the Compensation Committee with a target amount equal to 125% of his annual base salary. Mr. Vogel is subject to non-solicitation and non-competition covenants during the course of his employment and for 12 months following termination of employment for any reason.

Agreement with our Chief Financial Officer

On September 3, 2016, we entered into an employment agreement with Frank De Costanzo, pursuant to which Mr. De Costanzo was appointed as our Chief Financial Officer and Secretary effective as of September 30, 2016. Pursuant to his employment agreement, Mr. De Costanzo receives an annual base salary of $425,000 and is eligible to receive a discretionary cash bonus as determined by the Compensation Committee with a target amount equal to 50% of his annual base salary, provided that the amount of such discretionary cash bonus was at least $77,000 for the calendar year 2016. Mr. De Costanzo is subject to non-solicitation and non-competition covenants during the course of his employment and for 12 months following termination of employment for any reason.

Agreement with our Former Chief Financial Officer

On September 28, 2016, Adir Katzav, our then Chief Financial Officer and Secretary of the Company, resigned from all positions that he held or has ever held with the Company and its direct or indirect subsidiaries and affiliates, effective as of September 30, 2016. In connection with Mr. Katzav’s resignation as discussed above, on September 29, 2016, the Company, Eagle Shipping International (USA) LLC and Mr. Katzav entered into a Separation Agreement and General Release that, subject to certain terms and conditions, among other things, provides Mr. Katzav with (i) a lump sum payment consisting of all unpaid salary and accrued unused vacation pay, (ii) severance pay in the total amount of $400,000, payable over a 12-month period, (iii) to the extent Mr. Katzav timely elects COBRA continuation coverage, payment for the cost of his applicable premium for such coverage for a 12-month period, and to the extent permitted under the Company’s policy, continued payment for Mr. Katzav’s ArmadaCare coverage and for the cost of his applicable premium for such coverage for a 12-month period, and (iv) in consideration for the cancellation of any and all equity rights or awards that Mr. Katzav held as of his resignation date, a lump sum payment equal to $33,000 (which represents the value, at a price of $8 per share, of Mr. Katzav’s 4,125 unvested shares of restricted stock). The separation agreement also includes a limited release of claims given by Mr. Katzav and the Company and covenants related to confidentiality, non-solicitation, non-disparagement and cooperation.

Retirement Benefits

We provide retirement plan benefits, discussed in this section below, that we believe are customary in our industry. We provide them to remain competitive in retaining talent and attracting new talent to join us.

401(k) Savings Plan

We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds. Up to tax law limits, we provide a 100% match for the first 3% of salary and 50% for the next 2% of salary.

Pension Benefits

The Company did not provide any pension benefits during the fiscal year ending December 31, 2016.

Nonqualified Deferred Compensation

The Company did not provide any nonqualified deferred compensation during the fiscal year ending December 31, 2016.

Long-Term Equity Incentives

The Company maintains the 2014 Plan and 2016 Plan under which the NEOs have been granted awards. The material terms of the 2014 Plan and 2016 Plan and the outstanding awards granted to Messrs. Vogel and De Costanzo are described above in “Long-Term Incentive Compensation - Equity Awards.”

Potential Payments Upon Termination or Change-In-Control

Under his employment agreement, in the event that Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, Mr. Vogel will become entitled to receive the following as severance: (i) an amount equal to one and one half times (1.5x) the sum of his annual base salary plus 75% of his target annual bonus and (ii) to the extent he timely elects COBRA continuation coverage, Mr. Vogel will be reimbursed for the costs of COBRA premiums for 18 months following termination. In addition, pursuant to the option and restricted award agreements with Mr. Vogel, dated December 15, 2016, on his termination without cause or by him for good reason, the options awarded to him will vest as if he remained employed for an additional year beyond the date of termination.

Under his employment agreement, in the event that Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason, Mr. De Costanzo will become entitled to receive the following as severance: (i) an amount equal to the sum of his annual base salary plus 75% of his target annual bonus and (ii) to the extent he timely elects COBRA continuation coverage, Mr. De Costanzo will be reimbursed for the costs of COBRA premiums for 12 months following termination. In addition, pursuant to the option and restricted award agreements with Mr. De Costanzo, dated November 7, 2016, on his termination without cause or by him for good reason, the options awarded to him will vest as if he remained employed for an additional year beyond the date of termination and, if such termination occurs prior to September 30, 2017, one-third of the shares of restricted stock awarded to him will vest. If Mr. De Costanzo’s employment is terminated by reason of his death or disability, the Company shall pay him his pro-rata annual bonus for the year of termination based on actual results and the options awarded to him will vest as if Mr. De Costanzo remained employed for an additional year beyond the date of termination.

As previously described, Mr. Katzav resigned from the Company, effective as of September 30, 2016, and became entitled to certain severance payments and benefits in connection with his resignation.
The following table shows the potential payments upon termination or change of control to Messrs. Vogel and De Costanzo, determined as if such event took place on December 31, 2016.

Name and Principal Position	Potential Payment	Termination for Cause, or Quit Without Good Reason	Death or Disability	Change of Control	Termination Without Cause or Quit for Good Reason ($)
Gary Vogel	Severance	-	-	-	1,961,719
(Chief Executive Officer) (1)	COBRA	-	-	-	33,233
	Equity Awards (3)	-	-	-	2,476,293
Frank De Costanzo	Severance	-	-	-	584,375
(Chief Financial Officer and Secretary) (2)	COBRA	-	-	-	27,480
	Equity Awards (3)	-	109,900	-	565,887

(1)
Under his employment agreement, in the event that Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, Mr. Vogel will become entitled to receive the following as severance: (i) an amount equal to one and one half times (1.5x) the sum of his annual base salary plus 75% of his target annual bonus and (ii) to the extent he timely elects COBRA continuation coverage, Mr. Vogel will be reimbursed for the costs of COBRA premiums for 18 months following termination. In addition, pursuant to the option and restricted award agreements with Mr. Vogel, dated December 15, 2016, on his termination without cause or by him for good reason, the options awarded to him will vest as if he remained employed for an additional year beyond the date of termination.

(2)
Under his employment agreement, in the event that Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason, Mr. De Costanzo will become entitled to receive the following as severance: (i) an amount equal to the sum of his annual base salary plus 75% of his target annual bonus and (ii) to the extent he timely elects COBRA continuation coverage, Mr. De Costanzo will be reimbursed for the costs of COBRA premiums for 12 months following termination. In addition, pursuant to the option and restricted award agreements with Mr. De Costanzo, dated November 7, 2016, on his termination without cause or by him for good reason, the options awarded to him will vest as if he remained employed for an additional year beyond the date of termination and, if such termination occurs prior to September 30, 2017, one-third of the shares of restricted stock awarded to him will vest. If Mr. De Costanzo’s employment is terminated by reason of his death or disability, the Company shall pay him his pro-rata annual bonus for the year of termination based on actual results and the options awarded to him will vest as if Mr. De Costanzo remained employed for an additional year beyond the date of termination.

(3)
In the event of a termination without cause or due to good reason (or termination due death or disability for Mr. De Costanzo), the value of the options included in the table were calculated based on the number of options that would have vested had the NEO remained employed for one additional year, the Closing Price of the Common Stock and the exercise price of $4.28 per share. In the event of a termination without cause or due to good reason, the value of the shares of restricted stock included in the table were calculated based on the number of shares of restricted stock that would have vested assuming a termination on December 31, 2016 and the Closing Price.

2016 DIRECTOR COMPENSATION TABLE
The following Director Compensation Table sets forth the compensation of our Directors (who were not NEOs of the Company) for the fiscal year ending on December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(8)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Randee E. Day (1)	92,582	-	-	-	-	-	92,582
Justin A. Knowles (2)	90,000	-	-	-	-	-	90,000
Paul M. Leand, Jr. (3)	160,000	-	-	-	-	535	160,535
Stanley H. Ryan (4)	38,681	-	-	-	-	-	38,681
Bart Veldhuizen (5)	91,486	-	-	-	-	-	91,486
Gary Weston (6)	78,976	-	-	-	-	-	78,976
Casey Shanley (7)	-	-	-	-	-	-	-

(1)
The fee earned includes a cash retainer for a non-employee director of $65,000, a cash retainer of $15,000 for serving as a member of our Audit Committee and a cash retainer of $10,000 for serving as member of our Nominating and Governance Committee. An additional fee of $2,747 on a pro-rata basis was paid for serving as a Chairwoman of the Nominating and Governance Committee subsequent to the resignation of Mr. Stanley Ryan.

(2)	The fee earned includes a cash retainer for a non-employee director of $65,000 and $25,000 for serving as chairman of the Audit Committee.

(3)
The fee earned includes a cash retainer for a non-employee Chairman of the Board of Directors of $140,000, a cash retainer of $10,000 for serving as a member of our Compensation Committee and a cash retainer of $10,000 for serving as member of our Nominating and Governance Committee.

(4)
Mr. Ryan resigned as an Eagle Bulk director effective as of June 24, 2016. The fee earned includes, on a pro-rata basis for the period from January 1, 2016 to June 24, 2016, a cash retainer for a non-employee director of $65,000 and $15,000 for serving as Chairman of the Nominating and Governance Committee.

(5)
The fee earned includes a cash retainer for a non-employee director of $65,000, a cash retainer of $14,307 on a pro-rata basis for serving as a member of the Audit Committee from January 1, 2016 to December 15, 2016, a cash retainer of $11,717 for serving as a member of the Compensation Committee and a cash retainer of $462 for serving as a member of the Nominating and Governance Committee.

(6)
The fee earned includes a cash retainer for a non-employee director of $65,000, a cash retainer of $693 on a pro-rata basis for serving as a member of our Audit Committee from December 16, 2016 to December 31, 2016 and a cash retainer of $13,283 for serving as Chairman of the Compensation Committee.

(7)	Casey Shanley does not receive compensation directly from us for service as a director.

(8)
On September 7, 2016, in connection with the termination of that certain Preferred Stock Purchase Agreement, dated May 26, 2016, by and among the Company and the investors named therein, the Company paid to Paul M. Leand, Jr., one of the investors, a cash payment equal to $534.60.

Equity Award Grant to Paul M. Leand, Jr.

On March 1, 2017, the Company granted to Paul M. Leand, Jr., the Chairman of the Company’s Board of Directors, 30,000 shares of restricted stock. The shares of restricted stock vest in three substantially equal installments on each of the following dates: (i) March 1, 2018, (ii) March 1, 2019 and (iii) March 1, 2020, subject to Mr. Leand’s continued service with the Company or its affiliate on the applicable vesting date. In the event that Mr. Leand’s service is terminated by the Company without cause or by him for good reason, his shares of restricted stock will vest as if he remained serving with the Company for an additional year beyond the date of such termination. The shares of restricted stock issued to Mr. Leand were granted under the 2016 Plan and the applicable award agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee has been at any time an employee of the Company. None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board of Directors or Compensation Committee. No member of the Company’s Board of Directors is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding Common Stock as of October 25, 2017 of:

•	each person, group or entity known to the Company to beneficially own more than 5% of our stock;

•	each of our Directors and Director nominees;

•	each of our NEOs; and

•	all of our Directors and executive officers as a group.
As of the October 25, 2017 Record Date, a total of 74,103,956 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on matters on which common shareholders are eligible to vote.
The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Beneficial Ownership of Common Stock

Name(1)	Number(2)	Percentage (3)
Gary Vogel (4)	1,733,354	2.3%
Frank De Costanzo (5)	310,530	*
Adir Katzav (6)	0	*
Randee E. Day	0	*
Justin A. Knowles	0	*
Paul M. Leand, Jr. (7)	132,560	*
Stanley H. Ryan (8)	0	*
Casey F. Shanley	0	*
Bart Veldhuizen	0	*
Gary Weston	0	*
All Directors and Executive Officers as a group (10 persons)	2,176,444	2.9%
Oaktree Capital Management, L.P. (9)	23,018,292	31.1%
GoldenTree Asset Management LP (10)	11,259,614	15.2%
____________________
* Percentage less than 1% of class.

(1)	Unless otherwise indicated, the business address of each beneficial owner identified is c/o Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.

(2)
Includes “beneficial ownership” of shares of Common Stock outstanding, within the meaning of Rule 13d-3 under the Exchange Act, as well as beneficial ownership of shares issuable within 60 days following October 25, 2017 upon the exercise of outstanding securities, (e.g., options, warrants, rights). However, amounts do not include anti-dilution adjustments to such securities.

(3)
Unless otherwise indicated, based on the total of 74,103,956 shares of Common Stock outstanding as of October 25, 2017. In addition, for purposes of calculating the percentage of shares held by an individual or entity, the number of shares outstanding includes shares issuable within 60 days following October 25, 2017 upon the exercise of outstanding securities, (e.g., options, warrants, rights), but, in each case, such shares are not included in the number of shares outstanding for purposes of computing the percentage of shares held by any other person. However, shares issuable within 60 days following October 25, 2017 upon the exercise of outstanding securities do not include anti-dilution adjustments to such securities.

(4)
Mr. Vogel’s beneficial ownership includes 997,556 shares of unvested restricted Common Stock. Mr. Vogel’s beneficial ownership includes the options to purchase 633,238 shares of Common Stock, which vested in part on January 1, 2017 and in part on September 1, 2017 as part of an options grant to purchase 1,266,476 shares of Common Stock at an exercise price of $4.28 per share, which have a five-year term and vest in four substantially equal installments on each of the following dates: (i) January 1, 2017, (ii) September 1, 2017, (iii) September 1, 2018, and (iv) September 1, 2019, subject to Mr. Vogel’s continued employment with the Company.

(5)
Mr. De Costanzo’s beneficial ownership includes 233,863 shares of unvested restricted Common Stock. Mr. De Costanzo’s beneficial ownership includes the options to purchase 70,000 shares of Common Stock, which vested in part on September 30, 2017 as part of an options grant to purchase 280,000 shares of Common Stock at a per share exercise price of $4.28, which have a five-year term and will vest in four substantially equal installments on each of the following vesting dates: (i) September 30, 2017, (ii) September 30, 2018, (iii) September 30, 2019, and (iv) September 30, 2020, subject to Mr. De Costanzo’s continued employment with the Company on each applicable vesting date and subject to partial vesting in the event Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason.

(6)	Mr. Katzav resigned as Chief Financial Officer effective as of September 30, 2016.

(7)	Mr. Leand’s beneficial ownership includes 30,000 shares of unvested restricted Common Stock.

(8)	Mr. Ryan resigned as a member of the Board of Directors effective as of June 24, 2016.

(9)
Information is based on a Schedule 13D/A filed by Oaktree Capital Management, L.P. (“OCM”) on January 24, 2017. The Schedule 13D/A reports that the securities to which this filing relates are owned directly by OCM Opps EB Holdings, Ltd. (“EB Holdings”). The securities may also be deemed to be beneficially owned by OCM, solely as the sole director of EB Holdings, Oaktree Holdings, Inc., (“Holdings”), solely as the general partner of OCM, Oaktree Capital Group, LLC (“OCG”), solely as the sole shareholder of Holdings, and Oaktree Capital Group Holdings GP, LLC (“OCGH”), solely as the duly elected manager of OCG. The members of OCGH are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank, Sheldon M. Stone, Stephen A. Kaplan, and David M. Kirchheimer, who, by virtue of their membership interests in OCGH, may be deemed to share voting and dispositive power with respect to the shares of Common Stock held by EB Holdings. Each of the general partners, managing members, directors and managers described above disclaims beneficial ownership of any shares of Common Stock beneficially or of record owned by the Reporting Persons, except to the extent of any pecuniary interest therein. According to the Schedule 13D/A, the address of the beneficial owners is c/o Oaktree Capital Group Holdings GP, LLC, 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. Shares listed consist of (i) 23,017,928 shares of Common Stock, and (ii) 364 shares of Common Stock issuable upon exercise of the warrants issued and distributed by the Company to the reporting persons in connection with the Company’s restructuring in October 2014.

(10)
Based on information provided to us, GoldenTree, GoldenTree Asset Management LLC and Mr. Tananbaum have beneficial ownership of the securities listed. The address of the beneficial owners is 300 Park Avenue, 21st Floor, New York, New York 10022, and the shares listed consist of (i) 21,889 shares of Common Stock held directly by GoldenTree E Distressed Debt Fund II LP, (ii) 290,845 shares of Common Stock held directly by GoldenTree E Distressed Debt Master Fund II LP, (iii) 856,270 shares of Common Stock held directly by GoldenTree Distressed Fund 2014 LP, (iv) 5,331,124 shares of Common Stock held directly by GoldenTree Distressed Master Fund 2014 Ltd., (v) 1,074,650 shares of Common Stock held directly by GoldenTree NJ Distressed Fund 2015 LP, (vi) 8,483 shares of Common Stock held directly by GoldenTree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I, (vii) 17,506 shares of Common Stock held directly by GoldenTree Master Fund II, LTD, (viii) 117,792 shares of Common Stock held directly by GoldenTree Master Fund, LTD, (ix) 34,001 shares of Common Stock held directly by GT NM, L.P., (x) 3 shares of Common Stock held directly by Gold Coast Capital Subsidiary X Limited, (xi) 3,073,904 shares of Common Stock held directly by GoldenTree 2004 Trust, (xii) 268,027 shares of Common Stock held directly by certain separate accounts managed by GoldenTree, (xiii) 173 shares of Common Stock issuable upon exercise of the warrants, and (xiv) 164,947 shares of Common Stock held directly by Mr. Steven A. Tananbaum (162,199 are owned by the Lisa and Steven Tananbaum Family Foundation and the remaining 2,748 are owned by him personally).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Exchange Act and the rules thereunder, the Company’s executive officers and Directors and persons who own more than 10% of a registered class of the Company’s equity securities are required to file with the SEC reports of their ownership of, and transactions in, the Company’s Common Stock. Based solely on a review of copies of such reports furnished to the Company, and any written representations that the Company has received, the Company believes that during the fiscal year ended December 31, 2016, its executive officers, Directors and 10% holders complied with the Section 16(a) requirements.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Transaction Approval Policy
It is the Company’s policy to enter into or ratify “Related Person Transactions” only when the Board of Directors, acting through the Audit Committee or another independent committee established by the Board of Directors, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for fiscal years 2016 and 2015, and in which any “Related Person” (as defined in relevant SEC rules) had, has or will have a direct or indirect material interest. A Related Person Transaction includes, but is not limited to, situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. The transactions discussed below were entered into in accordance with the terms of the Company’s Related Persons Transactions policy.
Delphin Management Agreement
On August 4, 2009, the Company entered into a management agreement (the “Management Agreement”) with Delphin Shipping LLC (“Delphin”), a Marshall Islands limited liability company affiliated with Kelso Investment Associates VII, KEP VI, LLC and the Company’s former Chief Executive Officer, Sophocles Zoullas. Delphin was formed for the purpose of acquiring and operating dry bulk and other vessels. Under the terms of the Management Agreement, the Company provided commercial and technical supervisory vessel management services to dry bulk vessels acquired by Delphin for a fixed monthly management fee based on a sliding scale. Pursuant to the terms of the Management Agreement, the Company had been granted an opportunity to acquire for its own account any dry bulk vessel that Delphin proposed to acquire. The Company had also been granted a right of first refusal on any dry bulk charter opportunity, other than a renewal of an existing charter for a Delphin-owned vessel that the Company reasonably deemed suitable for a Company-owned vessel. The Management Agreement also provided the Company a right of first offer on the sale of any dry bulk vessel by Delphin.

On October 15, 2014, the above referenced Management Agreement was amended and restated (as so amended and restated, the “Amended Management Agreement”). As per the Amended Management Agreement, the technical management fee was $700 per vessel per day. The commercial management fee was 1.25% of charter hire; provided, however, that no commercial management fee shall be payable with respect to a charter hire that was earned while a vessel was a member of a pool and with respect to which a fee was paid to the pool manager. Following Mr. S. Zoullas’ resignation on March 9, 2015, the Company no longer considers the Amended Management Agreement to be a related party transaction.

On May 22, 2015, the Company received a termination notice to the Amended Management Agreement from Delphin. The notice of termination was given pursuant to the terms of the Amended Management Agreement and became effective as of August 22, 2015.

Total management fees for the year ended December 31, 2015, amounted to $2,379,787. The total reimbursable amounted to $227,105. The advance balance received from Delphin on account for the management of its vessels as of December 31, 2015 was $245,569.
Registration Rights Agreement
On October 15, 2014 (the “Effective Date”), and in accordance with the prepackaged plan of reorganization (the “Plan”), the Company and certain of its shareholders entered into a registration rights agreement. The registration rights agreement provided the shareholders party thereto with demand and piggyback registration rights with respect to certain securities of the Company held by them, subject to the requirement that such securities qualify as Registrable Securities, as defined therein. On May 13, 2016, the Company entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) with OCM and GoldenTree (and their respective affiliates), which the A&R Registration Rights Agreement provides them, among other things, demand and piggyback registration rights with respect to certain securities of the Company held by them, subject to the requirement that such securities qualify as Registrable Securities, as defined therein.
Second Lien Loan Facility
On March 30, 2016, Eagle Shipping LLC, as borrower, and certain of its subsidiaries, as guarantors, entered into the Second Lien Loan Agreement with the certain lenders (the “Second Lien Lenders”) and the agent (the “Second Lien Loan Agreement”). The Second Lien Lenders included certain of the Company’s existing shareholders, including the Chairman and Chief Executive Officer, as well as other investors. In connection with the entry into the Second Lien Loan Agreement, the Company issued 16,889,828 shares, adjusted to reflect the Reverse Stock Split, of Common Stock to the Second Lien Lenders pro rata based on their participation in the Second Lien

Facility, which Second Lien Lenders received shares equivalent to approximately 90% of the outstanding Common Stock of the Company after such issuance.

Among the Second Lien Lenders, were affiliates of OCM, affiliates of GoldenTree, Paul M. Leand, Jr., the Chairman of the Board of Directors, and Gary Vogel, the Company’s Chief Executive Officer and a director, who received 7,638,850 shares, 3,261,274 shares, 49,226 shares and 49,226 shares, respectively.
Nominating Agreement
The Company entered into a nominating agreement on March 30, 2016, as amended (the “Nominating Agreement”), with GoldenTree, acting in its capacity as investment manager or advisor to certain private investment funds and managed accounts (the “GoldenTree Funds”) in connection with the GoldenTree Funds’ participation as a lender under the Second Lien Loan Agreement, pursuant to which the Company agreed that the GoldenTree Funds will have the right to designate one individual to serve as a member of the Board of Directors and on a committee of the Board of Directors selected by the GoldenTree Funds (subject to any independence requirement imposed by law or by the rules of any national securities exchange on which the Company’s Common Stock may be listed or traded) so long as the GoldenTree Funds and its affiliates beneficially own a number of shares of Common Stock equal to or greater than 5% of the Company’s Common Stock at any one time outstanding and 80% of the number of shares of Common Stock it owned as of the effective date of the Nominating Agreement, as adjusted to give effect to the issuance and delivery of the shares of Common Stock under the Second Lien Loan Agreement and equitable adjustment for certain transactions.
Common Stock Private Placements

On July 1, 2016 and July 10, 2016, respectively, the Company entered into Common Stock Purchase Agreements (collectively, the “Common Stock Purchase Agreements”), with certain purchasers (the “Common Stock Purchasers”). The Common Stock Purchasers included certain of our existing shareholders, who held approximately 70% of our outstanding equity prior to entry into the Common Stock Purchase Agreements and prior to giving effect to the delivery of all of the shares of Common Stock issued in connection with the Second Lien Loan Agreement, as well as our Chairman and Chief Executive Officer. The Common Stock Purchase Agreements provided for the issuance and sale by the Company to the Common Stock Purchasers of an aggregate amount of $88 million of Common Stock, at an initial price per share of $0.15, which amount per share was increased to $3.00 per share based on the Reverse Stock Split.

 On August 10, 2016, the Company closed the transactions contemplated by the Common Stock Purchase Agreements for aggregate proceeds of $85.7 million net of fees and legal expenses. After giving effect to the Company’s previously announced Reverse Stock Split, the private placement included the issuance of 29,333,318 shares of the Company’s Common Stock.

Among the Common Stock Purchasers, were an affiliate of OCM, affiliates of GoldenTree, Paul M. Leand, Jr., the Chairman of the Board of Directors, and Gary Vogel, the Company’s Chief Executive Officer and a director, who purchased 7,564,290 shares, 5,200,664 shares, 33,333 shares and 33,333 shares, respectively.

On December 13, 2016, the Company entered into a Stock Purchase Agreement with certain investors (the “Investors”), pursuant to which the Company agreed to issue to the Investors in a private placement (the “December Private Placement”) approximately 22.2 million shares of the Company’s Common Stock at an initial purchase price of $4.50 per share, for aggregate gross proceeds of $100.0 million. On January 20, 2017, the Company closed its previously announced December Private Placement for aggregate net proceeds of $95 million.

Among the Investors, were an affiliate of OCM, affiliates of GoldenTree, Paul M. Leand, Jr., Gary Vogel, and Frank De Costanzo, the Company’s Chief Financial Officer, who purchased 7,600,000 shares, 2,500,000 shares, 20,000 shares, 20,000 shares and 6,667 shares, respectively.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2016, and discussed them with the Company’s management, addressing, among other things, the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures. The Company’s independent registered public accounting firm for the year ended December 31, 2016, Deloitte & Touche, was responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on its audit of the financial statements. The Audit Committee monitors and reviews the audit. The Audit Committee also reviewed and discussed with Deloitte & Touche the audited financial statements and the matters required by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board and other matters the committee deemed appropriate.
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with Deloitte & Touche its independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.
Based on its discussions with management and Deloitte & Touche, and its review of the representations and information provided by management and Deloitte & Touche, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for filing with the SEC.
Respectfully submitted,
The Audit Committee
Justin A. Knowles (Chairman)
Randee E. Day
Gary Weston

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Change in Independent Registered Public Accounting Firm
On June 25, 2015, the Company, with the approval of the audit committee of its Board of Directors, dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and engaged Deloitte & Touche as the new independent registered public accounting firm of the Company.
The reports of PwC on the Company’s financial statements for the years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except as follows:

•
PwC’s report on the financial statements of the Predecessor for the fiscal year ended December 31, 2013 stated: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not met their Leverage Ratio covenant at December 31, 2013 and does not anticipate meeting their leverage coverage ratio and interest coverage ratio at various measurement dates in 2014. The Company has obtained a waiver for the December 31, 2013 breach and for forecasted breaches at March 31, 2014, but that waiver does not extend to further measurement dates in 2014. The Company is negotiating to obtain additional waivers or modifications of the Fourth Amended and Restated Credit Facility, however there can be no assurance of success, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

•
PwC’s report on the financial statements of the Predecessor for the period from January 1, 2014 to October 15, 2014 stated: “As discussed in Note 1 to the consolidated financial statements, the Company filed a petition on August 6, 2014 with the United States Bankruptcy Court for the Southern District of New York for reorganization under the provisions of Chapter 11 of the Bankruptcy Code. The Company’s Restructuring Support Agreement (“RSA”) was substantially consummated on October 15, 2014 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting.”

•
PwC’s report on the financial statements of the Company as of December 31, 2014 and for the period from October 16, 2014 to December 31, 2014 stated: “As discussed in Note 1 to the consolidated financial statements, the United States Bankruptcy Court for the Southern District of New York confirmed the RSA on September 22, 2014. Confirmation of the plan resulted in the discharge of all claims against the Company that arose before October 15, 2014 and substantially alters rights and interests of equity security holders as provided for in the plan. The plan was substantially consummated on October 15, 2014 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting as of October 16, 2014.”

During the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent period through June 25, 2015, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused them to make reference thereto in their report on the Company’s financial statements for such fiscal years.

There were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent period through June 25, 2015, except that in connection with its audit of the year ended December 31, 2014, PwC informed the Company that as of December 31, 2014, the Company’s internal controls did not operate effectively to ensure that the fresh-start adjustment to reorganization items was recorded accurately and classified appropriately. The Company provided PwC with a copy of the foregoing disclosures made in a current report on Form 8-K prior to the time it was filed with the SEC and requested that PwC furnish a letter addressed to the SEC stating whether it agrees with the statements made in the Form 8-K. A copy of PwC’s letter, dated June 29, 2015, was filed as Exhibit 16.1 to the Form 8-K filed on June 30, 2015.
Fees to Independent Registered Public Accounting Firm
As outlined in the table below, we incurred the following fees for the fiscal years ended December 31, 2016, and 2015 for professional services rendered by Deloitte & Touche for the audit of the Company’s annual financial statements and for audit-related services, tax services and all other services, as applicable.

Fiscal Year	Audit Fees (1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees (4)	Total
Fiscal year ended December 31, 2016	$912,105	$27,000	$46,353	$21,500	$1,006,958
Fiscal year ended December 31, 2015	$772,000	—	$39,000	—	$811,000

(1) Audit fees represent fees for professional services provided by our principal accountant in connection with the audit of our consolidated financial statements, the quarterly reviews of financial statements included in our Form 10-Q filings, the reviews of other statutory or regulatory filings and assistance with and review of documents filed with the SEC.
(2) Audit-related fees are fees for assurance and related services that are reasonably related to the performance by our principal accountant of the audit or review of our financial statements that are not audit fees.
(3) Tax fees include fees for professional services performed by our principal accountant for tax compliance, including the preparation of tax returns, and tax advice and tax planning.
(4) All other fees include the aggregate fees for products and services provided by our principal accountant that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”
Pre-Approval Policy for Services Performed by Independent Auditor
The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the Company’s independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.
The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories: audit, audit-related, tax services or, to the extent permitted by law, other services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved 100% of the services, if applicable, described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” for the years ended December 31, 2016 and 2015.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Deloitte & Touche as the Company’s independent registered public accounting firm to audit the financial statements of Eagle Bulk Shipping for the fiscal year ending December 31, 2017 and recommends that shareholders vote to ratify this appointment. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche.
If the shareholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders. For a discussion of the fees paid to and the pre-approval policy for services performed by Deloitte & Touche, see the sections above entitled “Fees to Independent Registered Public Accounting Firm” and “Pre-Approval Policy for Services Performed by Independent Auditor.”
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2017.

PROPOSAL NO. 3:

FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
Background of the Proposal
Section 14A(a)(2) of the Exchange Act requires all domestic public companies to propose a separate non-binding, advisory shareholder vote with respect to the frequency of the vote on the say-on-pay proposal at least once every six years. Companies must give shareholders the choice of whether to cast an advisory vote on the say-on-pay proposal every year, every two years or every three years (commonly known as the “frequency vote on say-on-pay”). SEC rules also allow shareholders to also abstain from making a choice. At the 2011 Annual Meeting of Shareholders, our shareholders voted to recommend conducting a non-binding, advisory vote on the compensation of our NEOs every three years.

Frequency Vote on Say-on-Pay

For the reasons described below, the Board of Directors unanimously recommends that shareholders select “THREE YEARS” as your preference for this Proposal No. 3.

The Board of Directors believes that a significant portion of compensation for the Company’s executive officers has historically been in the form of long-term incentive compensation. The Board of Directors believes that the effective use of stock-based long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future, and therefore delivers a portion of each executive’s incentive compensation in the form of equity. These awards are intended to align the interests of executives with those of shareholders, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for the executive officers’ continued service at the Company, and provide an opportunity for executives to increase their stock ownership levels.

The Board of Directors believes that continuing to give our shareholders the right to cast an advisory vote once every three years on their approval of the compensation arrangements of our NEOs would be most consistent with, and provide better input on, the Company’s long-term compensation, which constitutes a significant portion of the compensation of our NEOs. In addition, a three-year cycle will provide shareholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company. Furthermore, a three-year vote cycle gives the Board of Directors sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures.

Although the Board of Directors recommends that the say-on-pay proposal be voted on once every three years, our shareholders will be able to specify one of four choices for the frequency of the vote on the say-on-pay proposal as follows: (i) one year, (ii) two years, (iii) three years or (iv) abstain. Shareholders are not voting to approve or disapprove the Board of Director’s recommendation of a vote on the say-on-pay proposal every three years.

The option of one year, two years or three years that receives the highest number of votes cast by our shareholders will be the frequency for the advisory vote on executive compensation recommended by our shareholders. However, because this vote is advisory and will not be binding on the Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS SELECT “THREE YEARS” AS YOUR PREFERENCE FOR PROPOSAL NO. 3, THE NON-BINDING VOTE TO APPROVE THE FREQUENCY OF ADVISORY VOTES ON EAGLE BULK SHIPPING’S EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS
We currently anticipate that the 2018 Annual Meeting of Shareholders will be held between May 1, 2018 and June 30, 2018. The actual date of the 2018 Annual Meeting of Shareholders will be announced by the Company at a later date. Any shareholder desiring to present a proposal for inclusion in the proxy statement for the Company’s 2018 Annual Meeting of Shareholders must deliver the proposal to the Secretary of the Company not later than March 2, 2018. Because the date of the 2018 Annual Meeting of Shareholders is more than 30 days before than the anniversary date of the Annual Meeting, and consistent with the guidance in Rule 14a-8(e)(2) of the Exchange Act, the Company has determined that March 2, 2018 is a reasonable time before it expects to begin to print and send its proxy materials for the 2018 Annual Meeting of Shareholders. However, if the date of the 2018 Annual Meeting of Shareholders is more than 30 days after June 30, 2018 (in no instance would the 2018 Annual Meeting of Shareholders be held before May 1, 2018), shareholder proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for Director must be received by the close of business on the tenth day following the earlier of the date on which notice of the 2018 Annual Meeting of Shareholders is mailed or the date on which public disclosure of the date of the 2018 Annual Meeting of Shareholders is made. Only those proposals that comply with the Company’s By-laws and the requirements of Rule 14a-8 of the Exchange Act will be included in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders.
Shareholders may present proposals that are proper subjects for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in the By-laws, which have been filed as Exhibit 3.2 to our current report filed on Form 8-K, filed with the SEC on October 16, 2014, and are available in print upon request to the Secretary of the Company. Subject to instances where an annual meeting of shareholders has moved more than 30 days, our By-laws require all shareholders who intend to make proposals at an annual meeting of shareholders to submit their proposals to the Secretary of the Company not fewer than 60 and not more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. Also subject to instances where an annual meeting of shareholders has moved more than 30 days, the By-laws also provide that nominations for Director may only be made by the Board of Directors (or an authorized committee of the Board of Directors) or by a shareholder of record entitled to vote who sends notice to the Secretary of the Company not fewer than 60 nor more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. Any nomination by a shareholder must comply with the procedures specified in the By-laws. To be eligible for consideration at the 2018 Annual Meeting of Shareholders, proposals for inclusion in the proxy statement and any nominations for Director must be received by the Company’s Secretary between January 31, 2018 and March 2, 2018. As stated above, because the date of the 2018 Annual Meeting of Shareholders is more than 30 days before than the anniversary date of the Annual Meeting, and consistent with the guidance in Rule 14a-8(e)(2) of the Exchange Act, the Company has determined that such timeframe is reasonable. This advance notice period is intended to allow all shareholders an opportunity to consider all business and nominees expected to be considered at the meeting. However, if the 2018 Annual Meeting of Shareholders is held on a date that is more than 30 days after June 30, 2018 (in no instance would the 2018 Annual Meeting of Shareholders be held before May 1, 2018), shareholder proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for Director must be received by the close of business on the tenth day following the earlier of the date on which notice of the 2018 Annual Meeting of Shareholders is mailed or the date on which public disclosure of the date of the 2018 Annual Meeting of Shareholders is made.
All submissions to, or requests from, the Secretary of the Company should be made to: Frank De Costanzo, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.
IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is referred to as “householding,” potentially provides extra convenience for shareholders and reduces printing and postage costs for companies.

The Company and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain shareholders who share a single address, only one copy of this proxy statement and the Company’s Annual Report is being sent to that address, unless we received contrary instructions from any shareholder at that address. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more shareholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Company stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.
If you wish to receive a separate copy of this proxy statement or the Company’s 2017 Annual Report, or would like to receive separate proxy statements and annual reports in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another shareholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Frank De Costanzo, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902 or making a request via telephone at (203) 276-8100.
OTHER MATTERS
As of the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Frank De Costanzo
Frank De Costanzo
Chief Financial Officer and Secretary

Stamford, Connecticut
Dated: November 3, 2017

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] DateDate To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000347209_1 R1.0.1.1 7 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following director nominees: 1. Election of Directors Nominees 01 Paul M. Leand, Jr. 02 Randee E. Day 03 Justin A. Knowles 04 Casey Shanley 05 Bart Veldhuizen 06 Gary Vogel 07 Gary Weston EAGLE BULK SHIPPING INC. 300 First Stamford Place 5th Floor Stamford, CT 06902 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2017. The Board of Directors recommends you vote for 3 YEARS on the following proposal. 1 year 2 years 3 years Abstain 3. To recommend, on a non-binding basis, the frequency of future advisory votes on named executive compensation. NOTE: If you receive more than one proxy card, please vote with respect to each card you receive. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000347209_2 R1.0.1.1 7 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is available at www.proxyvote.com EAGLE BULK SHIPPING INC. Annual Meeting of Shareholders December 14, 2017 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Gary Vogel and Frank De Costanzo, or either of them, each with full power of substitution, as proxies, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Eagle Bulk Shipping Inc. held of record by the undersigned on October 25, 2017, at the Annual Meeting of Shareholders to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036 at 10:00 a.m., local time, on Thursday, December 14, 2017, or at any adjournment or postponement thereof. This proxy may be revoked at any time before it is exercised. This proxy card, when properly executed, will be voted in the manner directed herein. If no direction is made but the card is signed, this proxy card will be voted "FOR" each of the nominees for director named in Proposal No. 1, "FOR" Proposal No. 2 and "FOR" "3 YEARS" on Proposal No. 3. If any other matter is properly presented at the Annual Meeting of Shareholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies. Continued and to be signed on reverse side